                                                                       EXHIBIT 2

                                                                  EXECUTION COPY





                              AMENDED AND RESTATED

                               PURCHASE AGREEMENT

                                   dated as of

                                  June 11, 1999

                                      among

                     SPEAR, LEEDS & KELLOGG SPECIALISTS LLC,

                        THE SELLING MEMBERS LISTED ON THE

                             SIGNATURE PAGES HERETO

                         AND THE MEMBERS' REPRESENTATIVE

                        relating to the purchase and sale

                                       of

                       100% of the membership interests in

                             Equitrade Partners, LLC

                                TABLE OF CONTENTS

                                --------------

                                                                            Page
                                                                            ----

                                  ARTICLE I.

                                  DEFINITIONS


SECTION 1.1.  Definitions......................................................1

                                   ARTICLE II.

                                PURCHASE AND SALE

SECTION 2.1.  Purchase and Sale................................................7
SECTION 2.2.  Purchase Price...................................................7

SECTION 2.3.  Closing..........................................................8

SECTION 2.4.  Closing Date Balance Sheet.......................................9
SECTION 2.5.  Final Closing Date Balance Sheet................................10
SECTION 2.6.  Supplemental Closing Payments...................................11

                                  ARTICLE III.

            REPRESENTATIONS AND WARRANTIES OF THE SELLER INDIVIDUALS

SECTION 3.1.  Limited Liability Existence and Power...........................12
SECTION 3.2.  Authorization...................................................12
SECTION 3.3.  Governmental Authorization......................................12
SECTION 3.4.  Non-Contravention...............................................13
SECTION 3.5.  Regulatory Filings..............................................13
SECTION 3.6.  Capitalization..................................................14
SECTION 3.7.  Ownership of Interests..........................................14
SECTION 3.8.  Ownership and Lease of NYSE Seats...............................14
SECTION 3.9.  Subsidiaries....................................................15

SECTION 3.10.  Financial Statements...........................................15
SECTION 3.11.  No Undisclosed Material Liabilities............................15
SECTION 3.12.  Intercompany Accounts..........................................15
SECTION 3.13.  Material Contracts.............................................16

SECTION 3.14.  Litigation.....................................................17

SECTION 3.15.  Compliance with Laws and Court Orders; No Defaults.............18
SECTION 3.16.  Properties.....................................................18
SECTION 3.17.  Intellectual Property..........................................19
SECTION 3.18.  Licenses and Permits...........................................19
SECTION 3.19.  [Intentionally Omitted.].......................................19

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SECTION 3.20.  Receivables....................................................19
SECTION 3.21.  Disclosure by Seller...........................................20
SECTION 3.22.  Finders' Fees..................................................20
SECTION 3.23.  Employees......................................................20
SECTION 3.24.  Labor Matters..................................................23
SECTION 3.25.  Receivables....................................................23
SECTION 3.26.  Accredited Investor; No Distribution...........................24
SECTION 3.27.  Organizational Documents.......................................24
SECTION 3.28.  Year 2000 Compliance...........................................24

                                   ARTICLE IV.

                 REPRESENTATIONS AND WARRANTIES OF THE RSF GROUP

SECTION 4.1.  Authorization...................................................24
SECTION 4.2.  Governmental Authorization......................................24
SECTION 4.3.  Non-Contravention...............................................25
SECTION 4.4.  Capitalization..................................................25
SECTION 4.5.  Ownership of Interests..........................................25
SECTION 4.6.  Intercompany Accounts...........................................26
SECTION 4.7.  Litigation......................................................26
SECTION 4.8.  [Intentionally Omitted.]........................................26
SECTION 4.9.  Disclosure by Seller............................................26
SECTION 4.10. Finders' Fees...................................................27
SECTION 4.11. Accredited Investor; No Distribution............................27
SECTION 4.12. No Actual Knowledge of Misrepresentations.......................27

                                   ARTICLE V.

                  REPRESENTATIONS AND WARRANTIES OF NDB AND SHD

SECTION 5.1.  Corporate Existence and Power...................................27
SECTION 5.2.  Corporate Authorization.........................................27
SECTION 5.3.  Governmental Authorization......................................28
SECTION 5.4.  Non-Contravention...............................................28
SECTION 5.5.  Capitalization..................................................28
SECTION 5.6.  Ownership of Interests..........................................28
SECTION 5.7.  Ownership and Lease of NYSE Seats...............................29
SECTION 5.8.  Litigation......................................................29
SECTION 5.9.  [Intentionally Omitted.]........................................29
SECTION 5.10. Intercompany Accounts...........................................29
SECTION 5.11. Disclosure by Seller............................................30
SECTION 5.12. Finders' Fees...................................................30

                                   ARTICLE VI.

                     REPRESENTATIONS AND WARRANTIES OF BUYER

SECTION 6.1.  Existence and Power.............................................30
SECTION 6.2.  Authorization...................................................30
SECTION 6.3.  Governmental Authorization......................................31

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SECTION 6.4.  Non-Contravention...............................................31
SECTION 6.5.  Finders' Fees...................................................31
SECTION 6.6.  Litigation......................................................31

                                  ARTICLE VII.

                            COVENANTS OF THE SELLERS

SECTION 7.1.  Conduct of the Company..........................................32
SECTION 7.2.  Access to Information...........................................33
SECTION 7.3.  Notices of Certain Events.......................................34
SECTION 7.4.  Noncompetition..................................................34
SECTION 7.5.  No Transfer of Seller Interests.................................35
SECTION 7.6.  Material Agreements.............................................35
SECTION 7.7.  No Transfer of Promissory Notes.................................36
SECTION 7.8.  Transfer of Seats...............................................36
SECTION 7.9.  Set-Off.........................................................36

                                  ARTICLE VIII.

                     COVENANTS OF THE BUYER AND THE SELLERS

SECTION 8.1.  Reasonable Best Efforts.........................................36
SECTION 8.2.  Certain Filings.................................................37
SECTION 8.3.  Public Announcements............................................37
SECTION 8.4.  Intercompany Accounts...........................................37

                                   ARTICLE IX.

                                   TAX MATTERS

SECTION 9.1.  Tax Definitions.................................................37
SECTION 9.2.  Tax Representations.............................................39
SECTION 9.3.  Post-Closing Tax Filings and Covenants..........................40
SECTION 9.4.  Other Tax Matters...............................................42
SECTION 9.5.  Cooperation on Tax Matters......................................42
SECTION 9.6.  Tax Indemnification.............................................43
SECTION 9.7.  Audits..........................................................46
SECTION 9.8.  Allocation of Purchase Price....................................47
SECTION 9.9.  Purchase Price Adjustment.......................................47
SECTION 9.10. Survival........................................................48

                                   ARTICLE X.

                              CONDITIONS TO CLOSING

SECTION 10.1.  Conditions to Obligations of the Buyer and Sellers.............48
SECTION 10.2.  Conditions to Obligations of the Buyer.........................48
SECTION 10.3.  Conditions to Obligation of Sellers............................51

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                                   ARTICLE XI.

                            SURVIVAL; INDEMNIFICATION

SECTION 11.1.  Survival.......................................................53
SECTION 11.2.  Indemnification................................................54
SECTION 11.3.  Procedures.....................................................55
SECTION 11.4.  Indemnification Limits; Notices to Seller Individuals..........56

                                  ARTICLE XII.

                                   TERMINATION

SECTION 12.1.  Grounds for Termination........................................57
SECTION 12.2.  Effect of Termination..........................................58

                                  ARTICLE XIII.

                             MEMBERS' REPRESENTATIVE

SECTION 13.1.  Appointment; Acceptance........................................58
SECTION 13.2.  Authority......................................................58
SECTION 13.3.  Actions........................................................59
SECTION 13.4.  Effectiveness..................................................60
SECTION 13.5.  Indemnification; Fees and Expenses.............................60
SECTION 13.6.  Successor......................................................60
SECTION 13.7.  Survival of Authorizations.....................................60

                                  ARTICLE XIV.

                                  MISCELLANEOUS

SECTION 14.1.  Notices........................................................61
SECTION 14.2.  Amendments and Waivers.........................................62
SECTION 14.3.  Expenses.......................................................63
SECTION 14.4.  Successors and Assigns.........................................63
SECTION 14.5.  Governing Law..................................................63
SECTION 14.6.  Counterparts; Third Party Beneficiaries........................63
SECTION 14.7.  Confidentiality................................................63
SECTION 14.8.  Entire Agreement...............................................63
SECTION 14.9.  Waiver of Rights...............................................64
SECTION 14.10. Arbitration....................................................64

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                             SCHEDULES AND EXHIBITS

Schedule I                     Sellers; Premium
Schedule II                    Capital Accounts
Schedule III                   NYSE Specialist Securities
Schedule IV                    Membership Allocations
Schedule V                     Balance Sheet

Schedule 3.6                   Company Securities
Schedule 3.7                   Ownership of Interests
Schedule 3.8                   NYSE Seats Owned or Leased by the Company
Schedule 3.11                  Liabilities
Schedule 3.12                  Intercompany Balances
Schedule 3.13                  Material Contracts
Schedule 3.14                  Litigation
Schedule 3.15                  Compliance With laws; No Defaults
Schedule 3.18                  Permits
Schedule 3.23(a)               Company Benefit Plans
Schedule 3.23(f)               Violations of ERISA
Schedule 3.23(h)               Pending Actions Against Company Benefit Plans
Schedule 3.23(i) Maintenance of Company Benefit Plans; Liability of Fiduciaries
Schedule 3.24(a)               Labor/Collective Bargaining Agreements
Schedule 3.24(b)               Representation by Labor Organizations
Schedule 3.25                  Specialist Securities (Exceptions)

Schedule 4.5                   Ownership of Interests
Schedule 4.6                   Intercompany Accounts

Schedule 5.7                   NYSE Seats Owned by the Company
Schedule 5.8                   Litigation
Schedule 5.10                  Intercompany Balances

Schedule 9.2                   Tax Returns
Schedule 9.2(c)                Tax Jurisdictions

Exhibit A                      Matters to be Covered by Opinions of Counsel
Exhibit B                      Form of Promissory Notes
Exhibit C                      Form of NDB Release
Exhibit D                      Form of Seller Individual Release

                     AMENDED AND RESTATED PURCHASE AGREEMENT

                  AMENDED AND RESTATED AGREEMENT dated as of June 11, 1999 among Spear, Leeds & Kellogg Specialists LLC, a New York limited liability company (the "Buyer"), the selling members listed on the signature pages hereto (each, a "Seller" and collectively, the "Sellers") and the Members' Representative (as defined below).

                  The parties hereto agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

                  SECTION 1.1.  Definitions.  (a)  The following terms, as used
                                -----------
herein, have the following meanings:

                  "Adjusted Purchase Price" means an amount equal to the sum of the Adjusted NDB Group Purchase Price plus the Adjusted Seller Individuals
                                      ----
Purchase Price.

                  "Adjusted NDB Group Purchase Price" means an amount determined in the same manner as the NDB Group Purchase Price; provided, however, that in
                                                    --------  -------
performing such calculation, all references in Section 2.2(b) to the Closing Date Balance Sheet shall be deemed to be references to the Final Closing Date Balance Sheet.

                  "Adjusted Seller Individuals Purchase Price" means an amount determined in the same manner as the Seller Individuals Purchase Price; provided, however, that in performing such calculation, all references in
--------  -------
Section 2.2(c) to the Closing Date Balance Sheet shall be deemed to be references to the Final Closing Date Balance Sheet.

                  "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person.

                  "Aggregate Company's Intangibles" means the sum of the following three line items on any balance sheet of the Company: "Purch Romano List-RSF Spec", "Covenant Not to Compete" and "Goodwill".

                  "Balance Sheet Date" means March 31, 1999.

                  "Business Day" means any day other than a Saturday, a Sunday or a day on which banks in New York City are authorized or obligated by law or executive order to close.

                  "Capital Accounts" means the "GAAP Capital Accounts" under the Operating Agreement.

                  "Closing Date" means the date of the Closing.

                  "Company" means Equitrade Partners, LLC, a Delaware limited liability company and its predecessor, Equitrade Partners, L.P., a New York partnership.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "8% Subordinated Loan" means the $5,000,000 principal amount 8% Subordinated Loan of NDB to the Company.

                  "Estimated NDB Group Purchase Price" means the NDB Group Purchase Price estimated as of the Closing Date based on the Closing Date Balance Sheet to be paid in accordance with the terms of Section 2.2(b).

                  "Estimated Purchase Price" means an amount equal to the sum of the Estimated NDB Group Purchase Price plus the Estimated Seller Individuals
                                       ----
Purchase Price.

                  "Estimated Seller Individuals Purchase Price" means the Seller Individuals Purchase Price estimated as of the Closing Date based on the Closing Date Balance Sheet to be paid in accordance with the terms of Section 2.2(c).

                  "Federal Funds Rate" means, on any one day, the rate per annum equal to the weighted average (rounded upwards, if necessary, to the nearest 1/100th of 1%) of the rate on overnight federal funds transactions with members of the Federal Reserve System only arranged by federal funds brokers, as published as of such day by the Federal Reserve Bank of New York, or, if such rate is not so published, the average of the quotations for such day on such transactions received by the Buyer (or an Affiliate of the Buyer) from three funds brokers of recognized standing selected by the Buyer (or an Affiliate of the Buyer).

                  "GAAP" means United States generally accepted accounting principles consistently applied.

                  "Governmental Entity" means any United States federal, state, county, local, municipal or foreign government, court, administrative agency or commission or other governmental or other regulatory or self-regulatory authority or agency or any arbitration tribunal or other non-governmental authority with, in the case of such arbitration tribunal or non-governmental authority, the ability to issue decisions that are legally binding on the Company or the Buyer or any Seller, as applicable.

                  "Green Note" means the $900,000 principal amount 7% note payable by David Green to NDB.

                  "Indebtedness" means as to any Person (i) long or short term indebtedness for borrowed money; (ii) long or short term indebtedness for the deferred purchase price of property or services; (iii) obligations and liabilities secured by a Lien upon property owned by such Person, whether or not owing by such Person and even though such Person has not assumed or become liable for the payment thereof; (iv) obligations and liabilities directly or indirectly guaranteed by such Person; (v) obligations or liabilities created or arising under any conditional sales contract or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder are limited to repossession of such property; (vi) obligations under capitalized leases; (vii) all liabilities in respect of letters of credit, acceptances and similar obligations created for the account of such Person;
(viii) net liabilities of such Person under interest rate cap agreements, interest rate swap agreements, foreign currency exchange agreements and other hedging agreements or arrangements; (ix) accrued dividends on the capital stock of such Person (including, without limitation, on the common stock or preferred stock of such Person); (x) any liability of such Person which is past due; and
(xi) any accrued interest on any obligation, liability or other indebtedness set forth in clauses (i) to (x) above.

                  "Intellectual Property Right" means any trademark, service mark, trade name, invention, patent, trade secret, copyright, know-how (including any registrations or applications for registration of any of the foregoing) or any other similar type of proprietary intellectual property right.

                  "Interests" means the aggregate Membership Interests constituting 100% of the outstanding ownership interests in profits and losses and capital of the Company.

                  "Letter Agreements" means, collectively, (i) the letter agreement dated December 31, 1998, among Joseph A. Rodriguez, Isidore Fields, Robert L. Prosser, Sr., Robert L. Prosser, Jr. and Anne M. Prosser, and (ii) the letter agreement dated December 31, 1998, among James F. Bowen, III, Isidore Fields, Robert L. Prosser, Sr., Robert L. Prosser, Jr. and Anne M. Prosser.

                  "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

                  "Material Adverse Effect" means a material adverse effect on the financial condition, business, assets, results of operations, properties or prospects of the Company.

                  "Membership Interest" means, with respect to each Seller, the ownership and profit and loss percentage of the Company set forth opposite its name on Schedule 3.6 hereto or such other percentage as may be specified in writing to the Buyer prior to the Closing so long as the aggregate Membership Interests constitute 100% of the Interests in profits and losses and capital of the Company.

                  "1934 Act" means the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder.

                  "NDB" means National Discount Brokers Group, Inc., a Delaware corporation, which is a Seller under this Agreement.

                  "NDB Group" means, collectively, NDB and SHD, Cynthia Kellogg, Harvey Silverman and John Duffy.

                  "NYSE" means the New York Stock Exchange, Inc.

                  "Operating Agreement" means the Amended and Restated Operating Agreement of the Company, dated as of December 31, 1998, as in effect on the date hereof.

                  "Permitted Liens" means conditional sales contracts on equipment used by the Company in the ordinary course of business consistent with past practice.

                  "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Entity.

                  "RSF Group" means Joseph A. Rodriguez, James F. Bowen, III, Isidore Fields and Robert L. Prosser, Sr., collectively.

                  "SEC" means the Securities and Exchange Commission.

                  "Secured Demand Notes" means, collectively, (i) that certain Secured Demand Note and Collateral Agreement, dated March 23, 1992 between the Company and Sherwood Securities Corp. and (ii) that certain Secured Demand Note Collateral Agreement having a maturity date of February 28, 1998, by The Sherwood Group, Inc., and any related agreements.

                  "Securities Act" means the Securities Act of 1933, and the rules and regulations promulgated thereunder.

                  "Seller Individual" means each Seller other than the NDB
Group.

                  "Settlement Date" means the fifth Business Day following (i) the date of delivery to the Sellers of the Final Closing Date Balance Sheet or
(ii) if the Final Closing Date Balance Sheet is subject to dispute pursuant to
Section 2.5, the date of the resolution of such dispute by the Buyer and the

Sellers or the date of the determination of the independent accounting firm selected by the Buyer and the Sellers pursuant to such Section.

                  "6% Subordinated Loan" means the $22,000,000 principal amount 6% Subordinated Loan of NDB to the Company.

                  "SHD" means SHD Corporation, a Delaware corporation, which is a Seller under this Agreement and is a wholly-owned subsidiary of NDB.

                  "SLK Loan" means the $15,000,000 principal amount 6% loan of Spear, Leeds & Kellogg, L.P. to NDB.

                  "Subsidiary" means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

                  "Year 2000 Compliant" means the ability to provide specific dates and calculate spans of dates and record, store, process and provide true and accurate dates and calculations for dates and spans of dates within the closed interval January 1, 1700 through December 31, 9999 (the "Interval Dates") prior to, including and following January 1, 2000, including by: (i) recognizing _____________, 1999 as a valid date; (ii) prior and up to December 31, 1999, correctly processing day and date calculations within the Interval Dates; (iii) on and after January 1, 2000, correctly processing day and date calculations within the Interval Dates; (iv) recognizing the year 2000 as a leap year having 366 days, and correctly processing February 29, 2000 as a valid leap year date;
(v) recognizing January 1, 2001 as a valid date; (vi) employing only four-digit year representations in components and systems owned or operated in connection with the business of the Company; and (vii) incorporating interface programs sufficient to translate accurately to four-digit year format (without any burden of interpretation) any two-digit year representations included in components and systems, including but not limited to external databases, data warehouses, software systems and user interfaces not owned or operated in connection with the business of the Company, which electronically or manually send data to or receive data from components or systems used in such business.

                  (a)(b) Each of the following terms is defined in the Section set forth opposite such term:

                      Term                         Section
                      ----                         -------
Allocation Statement                                 9.8(a)
Balance Sheet                                        10.2
Buyer Indemnitee                                     9.1, 11.2
Buyer Tax Loss                                       9.6(a)

                      Term                         Section
                      ----                         -------

Closing                                              2.1
Closing Date Assets                                  9.8(a)
Closing Date Balance Sheet                           2.4
COBRA                                                3.23(j)
Code                                                 9.1
Company Benefit Plans                                3.23(a)
Company Securities                                   3.6(b)
Damages                                              11.2(a)
DOJ                                                  3.3
ERISA Affiliate                                      3.23(b)
Filings                                              3.5(a)
Final Closing Date Balance Sheet                     2.5
Final Determination                                  9.1
5% Holdback Amount                                   2.3(c)
FTC                                                  3.3
HSR Act                                              3.3
Indemnified Party                                    11.3
Indemnifying Party                                   11.3
Member Delivered Agreements                          13.2(a)
Members' Representative                              13.1
NDB Group Intangibles                                2.2(b)
NDB Group Purchase Price                             2.2(b)
Objection Period                                     9.6(e)
Pension Plan                                         3.23(c)
Permits                                              3.18
Pre-Closing Tax Period                               9.1
Promissory Note                                      2.3(b)
Purchase Price                                       2.1
Reference Date                                       2.4
Resolution Period                                    9.6(f)
Seller Indemnitee                                    9.1, 11.2
Seller Individuals Intangibles                       2.2(c)
Seller Individuals Purchase Price                    2.2(c)
Seller's Minimum Amount                              9.6(g)
Seller Tax Loss                                      9.6(c)
Specialist Business                                  2.1
Supplemental Closing                                 2.6
Tax                                                  9.1
Tax Indemnification Period for Buyer Indemnitee      9.1
Tax Indemnification Period for Seller Indemnitee     9.1
Tax Return                                           9.1
Tax Sharing Agreements                               9.1
Taxing Authority                                     9.1
Third Party Suit                                     9.6(g)

                  Reference to the word "knowledge" or "known" (i) with respect to the NDB Group, means known, after due inquiry, to the chief executive officer, chief financial officer, general counsel or controller of NDB, (ii) with respect to any Seller Individual (other than the RSF Group), means known to Steve Aaron or known, after due inquiry, to such Seller Individual, and (iii) with respect to any member of the RSF Group, means known to such Seller Individual.

                                   ARTICLE II.

                                PURCHASE AND SALE

                  SECTION 2.1. Purchase and Sale. Upon the terms and subject to
                               -----------------
the conditions of this Agreement, each Seller agrees to sell to the Buyer, and the Buyer agrees to purchase from such Seller, its Membership Interest at the Closing. The aggregate purchase price (the "Purchase Price") for the Interests shall be calculated in accordance with Section 2.2, shall be paid as provided in
Section 2.3 and shall be adjusted in accordance with Section 2.5. Upon the terms and subject to the conditions of this Agreement, each Seller and the Buyer agree to diligently pursue and use their reasonable commercial efforts to obtain the approval of the NYSE for the Buyer to purchase from such Seller its Membership Interest and for the Buyer, upon the closing (the "Closing") of the purchase and sale of the Interests hereunder and subsequent merger, if any, of the Company into the Buyer, to conduct the specialist business with respect to all of the NYSE equity securities for which the Company is acting as the specialist unit immediately prior to the Closing (the "Specialist Business"). Upon the Closing, the Buyer will acquire 100% of the Membership Interests of the Company and no other Person other than the Buyer will own any interest in the Company.

                  SECTION 2.2. Purchase Price. (a) The Purchase Price shall be
                               --------------
equal to the sum of the NDB Group Purchase Price plus the Seller Individuals
                                                 ----
Purchase Price.

                  (b) The aggregate purchase price to be paid for the
Membership Interests of the NDB Group at the Closing (the "NDB Group Purchase Price") shall be equal to the sum of the following: (A) $46,657,422, which includes the premium for the Specialist Business; plus (B) the NDB Group's
                                                  ----
Capital Accounts as reflected on the Closing Date Balance Sheet (minus NDB Group's pro rata portion of Mark to Market-Off Floor Trading (Unrealized)); minus (C) the NDB Group's aggregate book value of intangibles in the Company
-----
(the "NDB Group Intangibles") (the book value of the NDB Group Intangibles being equal to 22% of the Aggregate Company's Intangibles) on the Closing Date as reflected on the Closing Date Balance Sheet. The NDB Group Purchase Price shall be paid in accordance with Section 2.3(b).

                  (c) The aggregate purchase price to be paid for the Membership Interests of the Seller Individuals at the Closing (the "Seller Individuals Purchase Price") shall be equal to (A) $46,231,400, which includes the premium for the Specialist Business; plus (B) the Seller Individuals' Capital Accounts
                             ----
as reflected on the Closing Date Balance Sheet (minus the Seller Individuals'
                                                -----
pro rata portion of Mark to Market Off Floor Trading

(unrealized)) minus (C) the Seller Individuals' aggregate book value of
              -----
intangibles (the "Seller Individuals Intangibles") (the book value of the Seller Individuals Intangibles being equal to 78% of the Aggregate Company's Intangibles, with the Seller Individuals Intangibles together with the NDB Group Intangibles being equal to the Aggregate Company's Intangibles) on the Closing Date as reflected on the Closing Date Balance Sheet. The Seller Individuals Purchase Price shall be paid in accordance with Section 2.3(b). Each Seller Individual hereby acknowledges and agrees that the Seller Individuals Purchase Price (and the Estimated Seller Individuals Purchase Price) being paid to such Seller Individual is fair consideration for the Membership Interests being sold by such Seller Individual pursuant to this Agreement. Further, each Seller Individual waives any of the provisions contained in the Operating Agreement relating to the sale of his Interests. In furtherance of the foregoing, such Seller Individual agrees that he is not entitled to receive any other amount or consideration under, pursuant to or in accordance with the Operating Agreement for his Interests.

                  SECTION 2.3.  Closing.
                                -------

                  (a) The closing (the "Closing") of the purchase and sale of the Interests hereunder shall take place at the offices of Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York as soon as possible, but in no event later than 10 Business Days, after satisfaction of the conditions set forth in Article X, or at such other time or place as the Buyer, NDB, on behalf of the NDB Group, and the Members' Representative may agree.

                  (b) At the Closing, the Buyer shall deliver to: (i) subject to Section 2.3(c), NDB, on behalf of the NDB Group, the Estimated NDB Group Purchase Price in immediately available funds by wire transfer to an account with a bank in New York City designated by NDB, by notice to the Buyer, not later than two Business Days prior to the Closing Date; (ii) subject to Section 2.3(c), each Seller Individual an amount of cash in immediately available funds equal to the sum of: (A) the applicable amount set forth opposite the name of such Seller Individual on Schedule I under "Cash Premium"; plus (B) the Capital
                                                           ----
Account of such Seller Individual set forth on the Closing Date Balance Sheet (minus such Seller Individual's pro rata portion of Mark to Market Off Floor
 -----
Trading (unrealized)); minus (C) the percentage of the book value of the Seller Individuals Intangibles on the Closing Date as reflected on the Closing Date Balance Sheet attributable to such Seller Individual which percentage is set forth opposite the name of such Seller Individual on Schedule I under "Percentage of Book Value of Seller Individuals Intangibles"; (iii) the Members' Representative, on behalf of each Seller Individual, a promissory note (substantially in the form attached to this Agreement as Exhibit B) (each, a "Promissory Note") the principal amount of which shall be equal to the net present value (discounted at an annual rate of 8% compounded annually over a period of four years (or three, as provided in the proviso of the last sentence of this Section 2.3(b))) of the applicable amount set forth opposite the name of such Seller Individual on
Schedule I under "Notes Premium" and (iv) Stephen J. DiLascio, Gerard J. Dreyer, John F. Nicolosi, and Philip J. Kopp, III, the amount set forth opposite the name of such Seller Individual on Schedule I under "Other Payments." Each Promissory Note shall be payable over a period of four years in equal annual installments; provided, however, that the Promissory Note payable to David Green
              --------  -------
and the Promissory Note payable to John F. Nicolosi shall be payable over a period of three years in equal annual installments.

                  (c) At the Closing, the Buyer shall withhold 5% of the Estimated NDB Group Purchase Price and 5% of the portion of the Estimated Seller Individuals Purchase Price payable pursuant to Section 2.3(b)(ii) (in the aggregate, the "5% Holdback Amount"). The 5% Holdback Amount shall be applied to any and all payments required to be made by NDB, on behalf of the NDB Group, or any Seller Individual pursuant to Sections 2.5 and 2.6. On the Settlement Date, any portion of the 5% Holdback Amount not applied pursuant to the immediately preceding sentence shall be returned to NDB, on behalf of the NDB Group, and the Members' Representative, on behalf of the Seller Individuals, in amounts which have the same proportion as the payment made under Section 2.3(b)(i) has to the payment made under Section 2.3(b)(ii). Any and all adjustments between or among the Sellers required to be made thereafter shall be the sole responsibility of NDB and the Members' Representative. To the extent the Buyer pays cash constituting a portion of the 5% Holdback Amount to the Sellers on the Settlement Date, such cash shall also include interest from the Closing Date to the Settlement Date at the Federal Funds Rate.

                  SECTION 2.4. Closing Date Balance Sheet. Not later than two
                               --------------------------
Business Days prior to the Closing Date, the Sellers shall prepare and deliver to the Buyer an unaudited pro forma balance sheet of the Company as of a date not earlier than seven Business Days prior to the Closing Date (the "Reference Date"), which balance sheet shall be prepared in accordance with GAAP and consistent with past practice of the Company (except that such balance sheet shall not be required to have footnotes so long as such balance sheet is only subject to normal recurring adjustments, none of which are or could reasonably be expected, individually or in the aggregate, to be material in amount), together with a schedule reflecting each Seller's Capital Account, the aggregate Mark to Market-Off Floor Trading (Unrealized), in each case as of the Reference Date and a schedule of accrued and unpaid interest on the Capital Accounts of each Seller identified in the last paragraph of Schedule 3.12 through May 31, 1999 (collectively with such balance sheet, the "Closing Date Balance Sheet"). Such Closing Date Balance Sheet will be used to calculate the Estimated Purchase Price.

                  SECTION 2.5. Final Closing Date Balance Sheet. Not later than
                               --------------------------------
10 Business Days following the Closing Date, the Buyer shall prepare and deliver to NDB, on behalf of the NDB Group, and the Members' Representative, on behalf of the Seller Individuals, an unaudited balance sheet of the Company as of the Closing Date, which balance sheet shall be prepared in accordance with GAAP and consistent with past practice of the Company (except that such balance sheet shall not be required to have footnotes so long as such balance sheet is only subject to normal recurring adjustments, none of which were or are expected, individually or in the aggregate, to be material in amount), together with a schedule reflecting each Seller's Capital Account, the aggregate Mark to Market-Off Floor Trading (Unrealized) and a schedule of accrued and unpaid interest on the Capital Accounts of each Seller identified in the last paragraph of Schedule 3.12 from June 1, 1999 through the Closing Date, in each case as of the Closing Date (collectively with such balance sheet, the "Final Closing Date Balance Sheet"). The Buyer shall deliver reasonably detailed calculations with the Final Closing Date Balance Sheet showing adjustments to the Closing Date Balance Sheet. Within 10 Business Days after receipt of such Final Closing Date Balance Sheet, NDB, on behalf of the NDB Group, or the Members' Representative, on behalf of the Seller Individuals, may deliver to the Buyer a notice that explains with reasonable specificity (with reasonably detailed calculations) any adjustments to the Final Closing Date Balance Sheet that Sellers request. Upon prior written request of NDB or the Members' Representative made to the Buyer, the Buyer will provide NDB and the Members' Representative with reasonable access during normal business hours to relevant working papers used in the preparation of the Final Closing Date Balance Sheet. If NDB or the Members' Representative does not deliver such notice to the Buyer within such time, Sellers shall be deemed to have waived any right to contest or otherwise adjust the Final Closing Date Balance Sheet. If NDB or the Members' Representative provides the notice described in the preceding sentence, Sellers and the Buyer will use their reasonable best efforts to reach a mutual agreement on any appropriate adjustments to be made to the Final Closing Date Balance Sheet within 10 Business Days of the receipt of such notice. If Sellers and the Buyer are unable to resolve any disputes within ten (10) Business Days of receipt of notice from NDB or the Members' Representative, then such disputes shall be referred to a nationally recognized independent certified public accounting firm mutually agreed upon by the Buyer, NDB and the Members' Representative. The accounting firm to which such disputes are referred shall, within twenty (20) Business Days after such disputes shall have been referred to it deliver to Sellers and the Buyer a written report indicating its views on the item or items in dispute and its resolution thereof. The determination of the independent accounting firm pursuant to the terms of this Section 2.5 shall be final and binding on the Buyer and the Sellers in the absence of manifest error (so long as the Buyer has complied with its obligation to provide NDB and the Members' Representative, upon their prior written request, with reasonable access during normal business hours to relevant working papers in accordance with this Section 2.5). In the event that a dispute regarding the Final Closing Date Balance Sheet is referred to an independent accounting firm as provided above, the cost thereof shall be divided equally among the Seller Individuals (to be paid by the Members' Representative), NDB Group (to be paid by NDB) and the Buyer.

                  SECTION 2.6. Supplemental Closing Payments. The supplemental
                               -----------------------------
closing (the "Supplemental Closing") shall be held at the same place and time as is provided in Section 2.3 hereof on the Settlement Date, or at such other place and time and at such other time and date as may be mutually agreed upon in writing by the Buyer, NDB and the Members' Representative. At the Supplemental Closing, the Buyer shall pay (1) NDB, on behalf of the NDB Group, by wire transfer of immediately available funds, the amount, if any, by which the Adjusted NDB Group Purchase Price exceeds the amount of the Estimated NDB Group Purchase Price, plus any accrued and unpaid interest on its Capital Account from June 1, 1999 through the Closing Date and (2) each Seller Individual, by wire transfer of immediately available funds, the amount, if any, by which the Adjusted Seller Individuals Purchase Price exceeds the Estimated Seller Individuals Purchase Price, plus any accrued and unpaid interest on the Capital Account of any Seller identified in the last paragraph of Schedule 3.12 from June 1, 1999 through the Closing Date. In the event that the amount of the Estimated Purchase Price shall exceed the Adjusted Purchase Price, NDB (on behalf of the NDB Group) and the Seller Individuals shall pay to the Buyer at the Supplemental Closing, by wire transfer of immediately available funds, the amount of such excess; in such event, payments by NDB and the Seller Individuals shall be pro rata on the basis of the portion of the Purchase Price received by the NDB Group and each respective Seller Individual, unless the adjustment is other than pro rata as provided in a written notice from the Buyer to NDB and the Members' Representative.

                                  ARTICLE III.

            REPRESENTATIONS AND WARRANTIES OF THE SELLER INDIVIDUALS

                  Each Seller Individual (other than the RSF Group) severally (but not jointly) as to himself or herself but not any other Seller represents and warrants to the Buyer as of the date hereof and as of the Closing Date that:

                  SECTION 3.1. Limited Liability Existence and Power. The
                               -------------------------------------
Company is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all limited liability company powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals, the absence of which would not, individually or in the aggregate, have a Material Adverse Effect. The Company is duly qualified to do business and is in good standing in each jurisdiction where such qualification is necessary except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. The Seller Individuals have heretofore delivered to the Buyer true and complete copies of the Operating Agreement of the Company as in effect on the date hereof.

                  SECTION 3.2. Authorization. The execution, delivery and
                               -------------
performance by such Seller Individual of this Agreement are within the powers of such Seller Individual. This Agreement, when executed and delivered, constitutes a legal, valid and binding agreement of such Seller Individual enforceable against such Seller Individual in accordance with its terms.

                  SECTION 3.3. Governmental Authorization. The execution,
                               --------------------------
delivery and performance by such Seller Individual of this Agreement require no action by or in respect of, or filing with, any governmental body, agency, official, self-regulatory organization or other Governmental Entity by such Seller Individual or the Company other than (i) review by the Federal Trade Commission ("FTC") and the Department of Justice ("DOJ") pursuant to the Hart-Scott Rodino Antitrust Improvement Act of 1976 (the "HSR Act") with respect to antitrust matters and expiration or early termination of the applicable waiting period under the HSR Act, (ii) compliance with any applicable filing and approval requirements of the SEC and the NYSE and (iii) such other action or filings as have been or will be taken or made by the Company or such Seller Individual on or before the Closing Date.

                  SECTION 3.4. Non-Contravention. The execution, delivery and
                               -----------------
performance by such Seller Individual of this Agreement do not and will not (i) violate the Operating Agreement of the Company, (ii) assuming compliance with the matters referred to in Section 3.3, violate any law, rule, regulation, judgment, injunction, order or decree applicable to the Company or such Seller Individual, (iii) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of such Seller Individual or the Company to a loss of any benefit to which such Seller Individual or the Company is entitled under any agreement or other instrument binding upon such Seller Individual or the Company or any license, franchise, permit or other similar authorization held by such Seller Individual or the Company or (iv) result in the creation or imposition of any Lien on any asset of the Company, except for such violations, conflicts, defaults or Liens which would not, individually or in the aggregate, have a Material Adverse Effect.

                  SECTION 3.5. Regulatory Filings. (a) Since January 1, 1997,
                               ------------------
the Company and the Seller Individuals have filed all financial reports and registrations, reports, statements, notices and other filings required to be filed by the Company and the Seller Individuals with the SEC, the NYSE or any other Governmental Entity, including all required amendments or supplements to any of the above (collectively, including the financial reports, the "Filings"), except where failure to file such financial reports and registrations, statements, notices or other filings would not, individually or in the aggregate, have a Material Adverse Effect.E.

                  (b) (i) Each Filing complied as to form and substance in all material respects with the applicable law or regulation requiring such Filing to be filed and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading and (ii) each financial report was true, complete and correct in all material respects, and complied in all material respects with applicable accounting principles and the regulatory requirements applicable to such report.

                  (c) The Company and the Seller Individuals have heretofore delivered to the Buyer copies of all Filings made since January 1, 1997 and all written correspondence relating to any inquiry or investigation by the SEC, the NYSE or any other Governmental Authority or to any customer or counterparty complaint provided to the Company and the Seller Individuals during the past five years.

                  SECTION 3.6. Capitalization. (a) Schedule 3.6 sets forth, with
                               --------------
respect to each Seller, the percentage Membership Interest in profits and losses and capital of the Company. As of the Balance Sheet Date, such Seller Individual's Capital Account in the Company equaled the amount set forth opposite such Seller Individual's name under the caption "Partner's Capital 3/31/99" on Schedule II.

                  (b) Except as set forth in Schedule 3.6 and after giving effect to the execution of this Agreement, there are no outstanding (i) voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for membership or other equity interests in or voting securities of the Company or (iii) options or other rights to acquire from the Company, or other obligations of the Company to issue, any membership or other equity interests in or voting securities or securities convertible into or exchangeable for membership or other equity interests in or voting securities of the Company (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Company Securities"). Except as set forth on Schedule 3.6 and after giving effect to the execution of this Agreement, there are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any Company Securities.

                  SECTION 3.7. Ownership of Interests. Except as qualified on
                               ----------------------
the signing date of this Agreement by the information set forth in Schedule 3.7, but without such qualification on the Closing Date, such Seller Individual is the record and beneficial owner of its Membership Interest, free and clear of any Lien and any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of the Interests) other than those restrictions imposed by the Operating Agreement, and will transfer and deliver to the Buyer at the Closing valid, good and marketable title to its Membership Interest free and clear of any Lien and any such limitation or restriction and, assuming the execution and delivery of this Agreement by the parties hereto and the due termination of the Operating Agreement in accordance with the Limited Liability Company Act of the State of Delaware at the Closing Date (provided,
                                                                    --------
however, that such termination will be effective immediately after the Closing),
-------
free and clear of any restrictions imposed by the Operating Agreement.

                  SECTION 3.8. Ownership and Lease of NYSE Seats. The NYSE seats
                               ---------------------------------
owned or leased by the Company are owned or leased, as applicable, as set forth on Schedule 3.8. At the Closing, the Company will have (i) valid, good and marketable title to the seats owned by the Company, free and clear of any Lien (except for lease agreements and ABC agreements disclosed in Schedule 3.8), and
(ii) valid, good and marketable leasehold interests to the seats leased by the Company, free and clear of any Lien (except for lease agreements and ABC agreements disclosed in Schedule 3.8).

                  SECTION 3.9.  Subsidiaries.  The Company has no Subsidiaries.
                                ------------
                  SECTION 3.10. Financial Statements. The audited balance sheets
                                --------------------
of the Company as of December 31, 1996 and December 31, 1997 and the related statements of income and cash flows for each of the years ended December 31, 1996 and December 31, 1997 and any subsequent financial report of the Company filed with the SEC, the NYSE or any other Governmental Authority, and the Balance Sheet (except for the absence of footnotes thereto so long as the Balance Sheet is only subject to normal recurring adjustments, none of which were or are expected, individually or in the aggregate, to be material in amount), present fairly, and the Closing Date Balance Sheet (except for the absence of footnotes thereto so long as the Closing Date Balance Sheet is only subject to normal recurring adjustments, none of which were or are expected, individually or in the aggregate, to be material in amount), will present fairly, in all material respects, the financial position of the Company as of the dates thereof and its results of operations and changes in financial position for the periods then ended in conformity with GAAP and, if applicable, in conformity with the rules and regulations of the NYSE or other applicable Governmental Entity.

                  SECTION 3.11. No Undisclosed Material Liabilities. To the best
                                -----------------------------------
of such Seller Individual's knowledge, there are no liabilities of the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances that could reasonably be expected to result in such a liability, other than:

                  (a) liabilities provided for in the Balance Sheet or disclosed in the notes thereto;

                  (b) liabilities disclosed on Schedule 3.11;

                  (c) liabilities in connection with short sales of securities by the Company in stocks in which it acts as an NYSE specialist and otherwise in the ordinary course of its business consistent with past practice; and

                  (d) other undisclosed liabilities which would not, individually or in the aggregate, have a Material Adverse Effect.

                  SECTION 3.12. Intercompany Accounts. Schedule 3.12 contains a
                                ---------------------
complete list of all intercompany balances as of the Balance Sheet Date between the Seller Individuals, on the one hand, and the Company, on the other hand. Since the Balance Sheet Date, there has not been any accrual of liability by the Company to such Seller Individual or other transaction between the Company and such Seller Individual, except in the ordinary course of business of the Company consistent with past practice or as set forth on Schedule 3.12.

                  SECTION 3.13. Material Contracts. (a) Except as disclosed in
                                ------------------
Schedule 3.13, and except for the Operating Agreement and any agreements that are (x) consistent with the ordinary course of the Company's business and past practice and (y) terminable on not more than 30 days' notice and without the payment of any penalty by, or any other material consequence to, the Company, the Company is not a party to or bound by:

                            (i) any lease of real property providing for annual rentals of $10,000 or more;

                            (ii) any agreement for the purchase of materials,
                  supplies, goods, services, equipment or other assets that provides for either (A) annual payments by the Company of $10,000 or more or (B) aggregate payments by the Company of $20,000 or more;

                            (iii) any partnership, joint venture or other
                  similar agreement or arrangement;

                            (iv) any agreement relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise);

                            (v)   any agreement relating to Indebtedness
                  (whether incurred, assumed, guaranteed or secured by any asset), except any such agreement with an aggregate outstanding principal amount not exceeding $20,000 and which may be prepaid on not more than 30 days' notice without the payment of any penalty;

                            (vi)  any license, franchise or similar agreement;

                            (vii) any agency, dealer, sales representative,
                  marketing or other similar agreement;

                            (viii) any agreement that limits the freedom
                  of the Company to compete in any line of business or with any Person or in any area or that would so limit the freedom of the Company after the Closing Date;

                             (ix)  any agreement with (A) Sellers or any
                  of their Affiliates, (B) any Person directly or indirectly owning, controlling or holding with power to vote, 5% or more of the outstanding voting securities of Sellers or any of their Affiliates, (C) any Person 5% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by Sellers or any of their Affiliates or (D) any director or officer of Sellers or any of their Affiliates or any "associates" or members of the "immediate family" (as such terms are respectively defined in Rule 12b-2 and Rule 16a-1 of the 1934 Act) of any such director or officer, other than those entered into in the ordinary course of the trading activities of the Company on the NYSE with the Buyer or its Affiliates;

                            (x) any agreement with any member or officer
                  of the Company or with any "associate" or any member of the "immediate family" (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the 1934 Act) of any such director or officer; or

                            (xi) any other agreement, commitment, arrangement or
                  plan not made in the ordinary course of business consistent with past practice that is material to the Company.

                  (b) Each agreement, contract, lease, commitment, arrangement or plan disclosed in any Schedule to this Agreement or required to be disclosed pursuant to this Section is a legal, valid and binding agreement of the Company and is in full force and effect, and the Company is not nor, to the best of the knowledge of such Seller Individual, is any other party thereto in default or breach in any material respect under the terms of any such agreement, contract, plan, lease, arrangement or commitment.

                  SECTION 3.14. Litigation. (a) Except as disclosed in Schedule
                                ----------
3.14, there is no action, suit, investigation or proceeding pending against, or to the best of the knowledge of such Seller Individual threatened against or affecting, the Company or any of its properties before any court or arbitrator or other Governmental Entity as to which there is a substantial likelihood of a determination or resolution adverse to the business of the Company and which, if so adversely determined or resolved, could reasonably be expected to have a Material Adverse Effect.

                  (b) Except as disclosed in Schedule 3.14, there is no action, suit, investigation or proceedings pending against, or to the knowledge of such Seller Individual threatened or affecting, such Seller Individual or its assets or properties before any court or arbitrator or other Governmental Entity that, if adversely determined, reasonably could be expected to have a material adverse effect on the enforceability of this Agreement, on the ability of such Seller Individual to perform its obligations under this Agreement, or on the consummation of the transactions contemplated in this Agreement.

                  SECTION 3.15. Compliance with Laws and Court Orders; No
                                -----------------------------------------
Defaults. Except as disclosed on Schedule 3.15: (a) the Company is not in
--------
violation of, and has not since January 1, 1994 violated, any applicable law, rule, regulation, judgment, injunction, order or decree, including any rule of the NYSE, except for violations which do not and would not, individually or in the aggregate, have a Material Adverse Effect.

                  (b) The Company is not in default under, and no condition exists that with notice or lapse of time or both would constitute a default under, any agreement or other instrument binding upon the Company or any license, franchise, permit or similar authorization held by the Company except for defaults or conditions which do not and would not, individually or in the aggregate, have a Material Adverse Effect.

                  SECTION 3.16. Properties. (a) Except for property and assets
                                ----------
owned by the Company disposed of after the Balance Sheet Date in the ordinary course of business consistent with past practice, the Company has good title to, or in the case of leased property has valid leasehold interests in, all property and assets (whether real or personal, tangible or intangible) reflected on the Balance Sheet or acquired after the Balance Sheet Date. None of such property or assets is subject to any Liens, except:

                  (i)   Liens disclosed on the Balance Sheet;

                  (ii) Liens for taxes not yet due or being contested in good faith (and for which adequate accruals or reserves have been established on the Balance Sheet);

                  (iii) Liens that do not materially detract from the value or materially interfere with any present or intended use of such property or assets; or

                  (iv)  Permitted Liens.

             (b) Except with respect to securities held in inventory in the ordinary course of business consistent with past practice, there are no developments affecting any such property or assets (whether real or personal) pending or, to the best of the knowledge of the Seller Individual threatened, that might materially detract from the value of such property or assets or materially interfere with any present or intended use of any such property or assets.

             (c) The property and assets owned or leased by the Company, or that it otherwise has the right to use, constitute all of the property and assets held for use or used in connection with the business of the Company and are generally adequate to conduct such business as currently conducted and as currently planned to be conducted.

                  SECTION 3.17. Intellectual Property. Since January 1, 1994,
                                ---------------------
the Company has not been a defendant in any action, suit, investigation or proceeding relating to, or otherwise has been notified of, any alleged claim or infringement of any intellectual property rights, and such Seller Individual has no knowledge of any other alleged infringement by the Company. The Seller Individual has no knowledge of any continuing infringement by any other Person of the Company's intellectual property rights. None of the Company's intellectual property rights is subject to any outstanding judgment, injunction, order, decree or agreement restricting the use thereof by the Company or restricting the licensing thereof by the Company to any Person. The Company has not entered into any agreement to indemnify any other Person against any charge of infringement of any intellectual property rights.

                  SECTION 3.18. Licenses and Permits. Schedule 3.18 correctly
                                --------------------
describes each license, franchise, permit or other similar authorization affecting, or relating to, the assets or business of the Company (the "Permits") together with the name of the Governmental Entity issuing such Permit. Except as set forth on Schedule 3.18, such Permits are valid and in full force and effect and none of the Permits will be terminated or impaired or become terminable, in whole or in part, as a result of the transactions contemplated hereby, except in each case where the termination or impairment of any such Permit would not, individually or in the aggregate, have a Material Adverse Effect.

                  SECTION 3.19.  [Intentionally Omitted.]
                                  ---------------------

                  SECTION 3.20. Receivables. All accounts, notes receivable and
                                -----------
other receivables (other than receivables collected since the Balance Sheet
Date) reflected on the Balance Sheet are, and all accounts and notes receivable arising from or otherwise relating to the business of the Company as of the Closing Date will be, valid, genuine and fully collectible in the aggregate amount thereof, subject to normal and customary trade discounts, less any reserves for doubtful accounts recorded on the Balance Sheet or established in the ordinary course thereafter. All accounts, notes receivable and other receivables arising out of or relating to such business of the Company as of the Balance Sheet Date have been included in the Balance Sheet or will be included in the Closing Date Balance Sheet in accordance with GAAP.

                  SECTION 3.21. Disclosure by Seller. No representation or
                                --------------------
warranty made by such Seller in this Agreement or in any certificate furnished by such Seller to the Buyer in connection with this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements not misleading in light of the circumstances under which they were made. There is no fact known to such Seller which materially adversely affects, or in the future may (so far as can be reasonably foreseen) materially adversely affect, the financial condition, business, assets, results of operations, properties, or prospects of the Company which has not been set forth in this Agreement or the schedules hereto.

                  SECTION 3.22. Finders' Fees. There is no investment banker,
                                -------------
broker, finder or other intermediary which has been retained by or is authorized to act on behalf of such Seller Individual or the Company which is or who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

                  SECTION 3.23. Employee Plans (a) Schedule 3.23(a) sets forth
                                --------------
all "employee benefit plans", as defined in Section 3(3) of ERISA, and all other employee benefit arrangements, policies or payroll practices, including, without limitation, severance pay, sick leave, vacation pay, salary continuation for disability, retirement, deferred compensation, bonus, stock purchase, stock option, hospitalization, medical insurance, life insurance, tuition reimbursement and scholarship programs maintained for the benefit of or to which contributions are made on behalf of current or former employees of the Company and the Subsidiaries. Such plans, policies, programs and practices shall hereinafter be referred to as the "Company Benefit Plans".

                  (b) None of the Company Benefit Plans is a "multiemployer plan", as defined in Section 3(37) of ERISA ("Multiemployer Plan"). Neither the Company nor or any trade or business (whether or not incorporated) which is or has ever been treated as a single employer with the Company under Section 414(b), (c), (m) or
(o) of the Code ("ERISA Affiliate") has incurred any liability due to a complete or partial withdrawal from a Multiemployer Plan or due to the termination or reorganization of a Multiemployer Plan, except for any such liability which has been satisfied in full, and no events have occurred and no circumstances exist that could reasonably be expected to result in any such liability to the Company. Neither the Company nor any ERISA Affiliate has engaged in any transaction described in Section 4212 of ERISA that could result in liability to the Company with respect to any Multiemployer Plan.

                  (c) None of the Company Benefit Plans is a "single-employer plan", as defined in Section 4001(a)(15) of ERISA ("Pension Plan"). With respect to each Pension Plan sponsored by, or to which contributions are required of, any ERISA Affiliate, there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived. Neither the Company nor any ERISA Affiliate has any outstanding liability under Section 4062 of ERISA to the PBGC or to a trustee appointed under Section 4042 of ERISA, and no events have occurred and no circumstances exist that could reasonably be expected to result in any such liability to the Company.

                  (d) Each of the Company Benefit Plans that are intended to qualify under Section 401(a) of the Code, and the trusts maintained pursuant thereto, have been determined to be exempt from federal income taxation under
Section 501 of the Code by the Internal Revenue Service (or remain within the remedial amendment period for obtaining an initial determination of exemption from tax), and no material event has occurred with respect to the operation of any such Company Benefit Plans which could cause the loss of such qualification or exemption or the imposition of any liability, penalty or tax under ERISA or the Code.

                  (e) All contributions (including all employer contributions and employee contributions) required to have been made under the Company Benefit Plans or by law to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof (including any valid extension), and all contributions for any period ending on or before the Closing which are not yet due will have been paid or accrued by the Closing.

                  (f) Except as set forth in Schedule 3.23(f), there has been no material violation of ERISA or the Code with respect to the filing of applicable documents, notices or reports (including, but not limited to, annual reports filed on IRS Form 5500) regarding the Company Benefit Plans with the Department of Labor and the Internal Revenue Service, or the furnishing of such required documents to the participants or beneficiaries of the Company Benefit Plans.

                  (g) True, correct and complete copies of the following documents, with respect to each of the Company Benefit Plans, have been delivered to the Buyer: (i) the plan and its related trust document, including any amendments thereto; (ii) the most recent IRS Forms 5500 filed with the Internal Revenue Service; (iii) summary plan descriptions; and (iv) written communications to employees relating to the Company Benefit Plans.

                  (h) Except as set forth in Schedule 3.23(h), there are no pending actions, claims or lawsuits which have been asserted or instituted against the Company Benefit Plans, the assets of any of the trusts under such Company Benefit Plans or the Company Benefit Plans' sponsor or the Company Benefit Plans' administrator, or against any fiduciary of the Company Benefit Plans with respect to such Company Benefit Plans (other than routine benefit claims), and neither the Company nor any ERISA Affiliate has knowledge of any facts which could reasonably form the basis for any such actions, claims or lawsuits.

                  (i) Except as set forth in Schedule 3.23(i), the Company Benefit Plans have been maintained, in all material respects, in accordance with their express terms and with all provisions of ERISA and the Code (including rules and regulations thereunder) and other applicable federal and state laws and regulations, and neither the Company, nor any "party in interest" or "disqualified person" with respect to the Company Benefit Plans has engaged in a "prohibited transaction", as defined in Section 4975 of the Code or Section 406 of ERISA, or taken any actions, or failed to take any actions, which could reasonably result in any material liability under ERISA or the Code. Except as set forth in Schedule 3.23(i), no fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any of the Company Benefit Plans, and neither the Company nor any ERISA Affiliate has knowledge of any facts which could reasonably form the basis for any such liability.

                  (j) The Company and each ERISA Affiliate that maintains a "group health plan", as defined in Section 4980B of the Code, has complied in all material respects with the notice and coverage continuation requirements of
Section 4980B of the Code and Section 601 of ERISA, and the regulations thereunder ("COBRA"). None of the Company Benefit Plans provide retiree health or life insurance benefits except as may be required by COBRA or at the expense of the participant or the participant's beneficiary.

                  (k) Except as otherwise provided in this Agreement, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (i) result in any payment becoming due to any current or former employee of the Company, (ii) increase any benefits otherwise payable under any of the Company Benefit Plans or (iii) result in the acceleration of the time of payment or vesting of any benefits provided under any of the Company Benefit Plans.

                  (l) The Company has no contract, plan or commitment, whether legally binding or not, to create any additional employee benefit plan or to modify any existing Company Benefit Plans, except with respect to changes required by ERISA, the Code or other applicable law.

                  (m) There has been no mass layoff or plant closing as defined by the Worker Adjustment and Retraining Notification Act or any similar state or local "plant closing" law with respect to the employees of the Company.

                  SECTION 3.24.  Labor Matters. (a) Except as set forth on
                                 -------------
Schedule 3.24(a), the Company is not a party to any labor or collective bargaining agreement and there are no labor or collective bargaining agreements which pertain to employees of the Company.

                  (b) Except as set forth on Schedule 3.24(b), no employees of the Company are represented by any labor organization. No labor organization or group of employees of the Company has made a pending demand for recognition or certification, and there are no representation or certification proceedings presently pending or threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. There are no organizing activities involving the Company pending with any labor organization or group of employees of the Company.

                  (c) There are no strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances or other material labor disputes pending or threatened in writing against or involving the Company. There are no unfair labor practice charges, grievances or complaints pending or threatened in writing by or on behalf of any employee or group of employees of the Company which, if individually or collectively resolved against the Company, could result in a material liability.

                  (d) There are no complaints, charges or claims against the Company pending or threatened in writing to be brought or filed with any public or governmental authority, arbitrator, court or other Governmental Entity based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by the Company of any individual.

                  (e) The Company is in compliance with all laws, regulations and orders relating to the employment of labor, including all such laws, regulations and orders relating to wages, hours, collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or social security taxes and any similar employment tax except for immaterial non-compliance.

                  SECTION 3.25. Specialist Securities. On the date hereof, the
                                ---------------------
Company acts as the NYSE specialist unit for each of the securities listed in
Schedule III hereto. Except as disclosed in Schedule 3.25, such Seller Individual has no reason to believe and has not been advised that the Company may be required to cease acting as the NYSE specialist unit for any of such securities, nor has the Company agreed to act as the NYSE specialist unit for any security not listed in Schedule III hereto nor will it so agree without the prior written approval of the Buyer.

                  SECTION 3.26. Accredited Investor; No Distribution. Such
                                ------------------------------------
Seller Individual is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act. Such Seller Individual is acquiring the promissory notes forming part of the Seller Individuals Purchase Price to be received by it pursuant to Section 2.3(b) for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof in violation of the Securities Act.

                  SECTION 3.27. Organizational and Other Documents. Except for
                                ----------------------------------
the Operating Agreement, there exists no agreement, document, arrangement or understanding concerning or relating to the relative powers or rights of Persons in the Company by way of ownership of Interests or otherwise.

                  SECTION 3.28. Year 2000 Compliance. The software and hardware
                                --------------------
used directly or indirectly by the Company is Year 2000 Compliant (except for software and hardware of the NYSE the use of which is incidental to the business of specialist on the NYSE, as to which such Seller makes no representation).

                                   ARTICLE IV.

                 REPRESENTATIONS AND WARRANTIES OF THE RSF GROUP

                  Each of Joseph A. Rodriguez, James F. Bowen, III, Isidore Fields and Robert L. Prosser, Sr. severally (but not jointly) as to himself but not any other Seller represents and warrants to the Buyer as of the date hereof and as of the Closing Date that:

                  SECTION 4.1. Authorization. The execution, delivery and
                               -------------
performance by such Seller Individual of this Agreement are within the powers of such Seller Individual. This Agreement, when executed and delivered, constitutes a legal, valid and binding agreement of such Seller Individual enforceable against such Seller Individual in accordance with its terms.

                  SECTION 4.2. Governmental Authorization. The execution,
                               --------------------------
delivery and performance by such Seller Individual of this Agreement require no action by or in respect of, or filing with, any governmental body, agency, official, self-regulatory organization or other Governmental Entity by such Seller Individual or the Company other than (i) review by the FTC and the DOJ pursuant to the HSR Act with respect to antitrust matters and expiration or early termination of the applicable waiting period under the HSR Act, (ii) compliance with any applicable filing and approval requirements of the NYSE and
(iii) such other action or filings as have been or will be taken or made by the Company or such Seller Individual on or before the Closing Date.

                  SECTION 4.3. Non-Contravention. The execution, delivery and
                               -----------------
performance by such Seller Individual of this Agreement do not and will not (i) violate the Operating Agreement of the Company, (ii) assuming compliance with the matters referred to in Section 4.2, violate any applicable law, rule, regulation, judgment, injunction, order or decree applicable to the Company or such Seller Individual, (iii) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of such Seller Individual or the Company to a loss of any benefit to which such Seller Individual or the Company is entitled under any agreement or other instrument binding upon such Seller Individual or the Company or any license, franchise, permit or other similar authorization held by such Seller Individual or the Company or (iv) result in the creation or imposition of any Lien on any asset of the Company, except for such violations, conflicts, defaults or Liens which would not, individually or in the aggregate, have a Material Adverse Effect.

                  SECTION 4.4. Capitalization. As of the Balance Sheet Date,
                               --------------
such Seller Individual's Capital Account in the Company equaled the amount set forth opposite such Seller Individual's name under the caption " Partner's Capital 3/31/99" on Schedule II.

                  SECTION 4.5. Ownership of Interests. Except as qualified on
                               ----------------------
the signing date of this Agreement by the information set forth in Schedule 4.5, but without such qualification on the Closing Date, such Seller Individual is the record and beneficial owner of its Membership Interest, free and clear of any Lien and any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of the Interests) other than those restrictions imposed by the Operating Agreement, and will transfer and deliver to the Buyer at the Closing valid, good and marketable title to its Membership Interest free and clear of any Lien and any such limitation or restriction and, assuming the execution and delivery of this Agreement by the parties hereto and the due termination of the Operating Agreement in accordance with the Limited Liability Company Act of the State of Delaware at the

Closing Date (provided, however, that such termination will be effective immediately after the Closing), free and clear of any restrictions imposed by the Operating Agreement.

                  SECTION 4.6. Intercompany Accounts. Schedule 4.6 contains a
                               ---------------------
complete list of all intercompany balances as of the Balance Sheet Date between the members of the RSF Group on the one hand, and the Company, on the other hand. Since the Balance Sheet Date, there has not been any accrual of liability by the Company to such member of the RSF Group or other transaction between the Company and such member of the RSF Group, except in the ordinary course of business of the Company consistent with past practice.

                  SECTION 4.7. Litigation. (a) Except as disclosed in Schedule
                               ----------
3.14, to the knowledge of such Seller Individual, there is no action, suit, investigation or proceeding pending against, or threatened against or affecting, the Company or any of its properties before any court or arbitrator or other Governmental Entity as to which there is a substantial likelihood of a determination or resolution adverse to the business of the Company and which, if so adversely determined or resolved, could reasonably be expected to have a Material Adverse Effect.

                  (b) Except as disclosed in Schedule 3.14, there is no action, suit, investigation or proceedings pending against, or to the knowledge of such Seller Individual threatened or affecting, such Seller Individual or its assets or properties before any court or arbitrator or other Governmental Entity that, if adversely determined, reasonably could be expected to have a material adverse effect on the enforceability of this Agreement, on the ability of such Seller Individual to perform its obligations under this Agreement, or on the consummation of the transactions contemplated in this Agreement.

                  SECTION 4.8.  [Intentionally Omitted.]
                                 ---------------------

                  SECTION 4.9. Disclosure by Seller. No representation or
                               --------------------
warranty made by such Seller in this Agreement or in any certificate furnished by such Seller to the Buyer in connection with this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements not misleading in light of the circumstances under which they were made. There is no fact known to such Seller which materially adversely affects, or in the future may (so far as can be reasonably foreseen) materially adversely affect, the financial condition, business, assets, results of operations, properties, or prospects of the Company which has not been set forth in this Agreement or the schedules hereto. The Balance Sheet and the Closing Date Balance Sheet (except for the absence of footnotes thereto so long as the Balance Sheet or Closing Date Balance Sheet, as applicable, is only subject to normal recurring adjustments, none of which were or are expected, individually or in the aggregate, to be material in amount) present fairly, in all material respects, the financial position of the Company as of the dates thereof and its results of operations and changes in financial position for the periods then ended in conformity with GAAP and, if applicable, in conformity with the rules and regulations of the NYSE or other applicable Governmental Entity.

                  SECTION 4.10. Finders' Fees. There is no investment banker,
                                -------------
broker, finder or other intermediary which has been retained by or is authorized to act on behalf of such Seller Individual which is or who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

                  SECTION 4.11. Accredited Investor; No Distribution. Such
                                ------------------------------------
Seller Individual is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act. Such Seller Individual is acquiring the promissory notes forming part of the Seller Individuals Purchase Price to be received by it pursuant to Section 2.3(b) (i) for its own account for the purpose of investment (except as permitted under the proviso contained in Section 7.7) and (ii) not with a view to or for sale in connection with any distribution thereof in violation of the Securities Act.

                  SECTION 4.12. No Actual Knowledge of Misrepresentations. To
                                -----------------------------------------
the best of such Seller Individual's actual knowledge, each of the representations and warranties set forth in Article III of this Agreement with respect to the Company is true, correct and complete in all material respects as of the date hereof and as of the Closing Date.

                                   ARTICLE V.

                  REPRESENTATIONS AND WARRANTIES OF NDB AND SHD

                  Each of NDB and SHD jointly and severally represents and warrants to the Buyer as of the date hereof and as of the Closing Date that:

                  SECTION 5.1.  Corporate Existence and Power. Each of NDB and
                                -----------------------------
SHD is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

                  SECTION 5.2. Corporate Authorization. The execution, delivery
                               -----------------------
and performance by each of NDB and SHD of this Agreement and the transactions contemplated hereby are within the respective corporate powers of NDB and SHD and have been (subject to approval by the board of directors of NDB) duly authorized by all necessary corporate or other action on the part of each of NDB and SHD. This Agreement, when executed and delivered, constitutes a legal, valid and binding agreement of each of NDB and SHD enforceable against NDB and SHD in accordance with its terms.

                  SECTION 5.3. Governmental Authorization. The execution,
                               --------------------------
delivery and performance by NDB and SHD of this Agreement and the transactions contemplated herein require no action by or in respect of, or filing with, any governmental body, agency, official, self-regulatory organization or any other Governmental Entity by NDB or SHD other than (i) review by the FTC and the DOJ pursuant to the HSR Act with respect to antitrust matters and expiration or early termination of the applicable waiting period under the HSR Act, (ii) compliance with any applicable filing and approval requirements of the NYSE and
(iii) such other action or filings as have been or will be taken or made by NDB or SHD on or before the Closing Date.

                  SECTION 5.4. Non-Contravention. The execution, delivery and
                               -----------------
performance by NDB and SHD of this Agreement do not and will not (i) violate the Operating Agreement of the Company, (ii) assuming compliance with the matters referred to in Section 5.3, violate any applicable law, rule, regulation, judgment, injunction, order or decree applicable to the Company, NDB or SHD,
(iii) require any consent or other action by any Person under, constitute a default by NDB or SHD under, or to the knowledge of NDB or SHD, give rise to any right of termination, cancellation or acceleration of any right or obligation of NDB, SHD or the Company to a loss of any benefit to which NDB, SHD or the Company is entitled under, any agreement or other instrument binding upon NDB, SHD or the Company or any license, franchise, permit or other similar authorization held by NDB, SHD or the Company or (iv) to the knowledge of NDB or SHD, result in the creation or imposition of any Lien on any asset of the Company, except for such violations, conflicts, defaults or Liens which would not have a Material Adverse Effect.

                  SECTION 5.5. Capitalization. As of the Balance Sheet Date,
                               --------------
NDB's and SHD's Capital Accounts in the Company equaled the amount set forth opposite their respective names under the caption "Partner's Capital 3/31/99" on
Schedule II.

                  SECTION 5.6. Ownership of Interests. Each of NDB and SHD is
                               ----------------------
the record and beneficial owner of its Membership Interest, free and clear of any Lien and any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of the Interests) other than those restrictions imposed by the Operating Agreement, and will transfer and deliver to the Buyer at the Closing valid, good and marketable title to its Membership Interest free and clear of any Lien and any such limitation or restriction and, assuming the execution and delivery of this Agreement by the parties hereto and the due termination of the Operating Agreement in accordance with the Limited Liability Company Act of the State of Delaware at the Closing Date (provided, however, that such termination will be effective immediately after the Closing), free and clear of any restrictions imposed by the Operating Agreement.

                  SECTION 5.7. Ownership and Lease of NYSE Seats. The NYSE seats
                               ---------------------------------
owned by the Company are owned as set forth on Schedule 5.7. At the Closing, the Company will have valid, good and marketable title to the such NYSE seats, free and clear of any Lien (except lease agreements and ABC agreements disclosed in Schedule 5.7) or other restriction or limitation.

                  SECTION 5.8. Litigation. (a) Except as disclosed in Schedule
                               ----------
5.8, there is no action, suit, investigation or proceeding pending against, or to the knowledge of NDB or SHD threatened against or affecting, the Company or any of its properties before any court or arbitrator or other Governmental Entity as to which there is a substantial likelihood of a determination or resolution adverse to the business of the Company and which, if so adversely determined or resolved, could reasonably be expected to have a Material Adverse Effect.

                  (b) Except as disclosed in Schedule 3.14, there is no action, suit, investigation or proceedings pending against, or to the knowledge of such Seller threatened or affecting, such Seller or its assets or properties before any court or arbitrator or other Governmental Entity that, if adversely determined, reasonably could be expected to have a material adverse effect on the enforceability of this Agreement, on the ability of such Seller to perform its obligations under this Agreement, or on the consummation of the transactions contemplated in this Agreement.

                  SECTION 5.9.  [Intentionally Omitted.]
                                 ---------------------

                  SECTION 5.10. Intercompany Accounts. Schedule 5.10 contains a
                                ---------------------
complete list of all intercompany balances as of the Balance Sheet Date between NDB, SHD and their Affiliates (except the Buyer and its Affiliates), on the one hand, and the Company, on the other hand. Since the Balance Sheet Date, there has not been any accrual of liability by the Company to NDB, SHD or any of their Affiliates or other transaction between the Company and NDB, SHD or any of their Affiliates (except the Buyer and its Affiliates), except in the ordinary course of business of the Company consistent with past practice and except as disclosed in the financial statements of the Company or the Closing Date Balance Sheet referred to in Section 3.10.

                  SECTION 5.11. Disclosure by Seller. No representation or
                                --------------------
warranty made by such Seller in this Agreement or in any certificate furnished by such Seller to the Buyer in connection with this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements not misleading in light of the circumstances under which they were made. There is no fact known to such Seller which materially adversely affects the financial condition, business, assets, results of operations, properties, or prospects of the Company which has not been set forth in this Agreement or the schedules hereto. The Balance Sheet and the Closing Date Balance Sheet (except for the absence of footnotes thereto so long as the Balance Sheet or Closing Date Balance Sheet, as applicable, is only subject to normal recurring adjustments, none of which were or are expected, individually or in the aggregate, to be material in amount) present fairly, in all material respects, the financial position of the Company as of the dates thereof and its results of operations and changes in financial position for the periods then ended in conformity with GAAP and, if applicable, in conformity with the rules and regulations of the NYSE or other applicable Governmental Entity.

                  SECTION 5.12. Finders' Fees. There is no investment banker,
                                -------------
broker, finder or other intermediary which has been retained by or is authorized to act on behalf of NDB or SHD who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

                                   ARTICLE VI.

                     REPRESENTATIONS AND WARRANTIES OF BUYER

                  The Buyer represents and warrants to each Seller as of the date hereof and as of the Closing Date that:

                  SECTION 6.1. Existence and Power. The Buyer is a limited
                               -------------------
liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

                  SECTION 6.2. Authorization. The execution, delivery and
                               -------------
performance by the Buyer of this Agreement and the transactions contemplated hereby are within the limited liability company powers of the Buyer and have been duly authorized by all necessary action on the part of the Buyer. This Agreement, when executed and delivered, constitutes a legal, valid and binding agreement of the Buyer enforceable against the Buyer in accordance with its terms.

                  SECTION 6.3. Governmental Authorization. The execution,
                               --------------------------
delivery and performance by the Buyer of this Agreement and the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency or official or any other Governmental Entity other than (i) review by the FTC and the DOJ pursuant to the HSR Act with respect to antitrust matters and expiration or early termination of the applicable waiting period under the HSR Act, (ii) compliance with any applicable filing and approval requirements of the NYSE and (iii) such other action or filings as have been or will be taken or made on or before the Closing Date.

                  SECTION 6.4. Non-Contravention. The execution, delivery and
                               -----------------
performance by the Buyer of this Agreement do not and will not (i) violate the certificate of formation, Operating Agreement or other organizational documents of the Buyer or (ii) assuming compliance with the matters referred to in Section 6.3, violate any applicable law, rule, regulation, judgment, injunction, order or decree.

                  SECTION 6.5. Finders' Fees. There is no investment banker,
                               -------------
broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Buyer who might be entitled to any fee or commission from any Seller or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

                  SECTION 6.6. Litigation. There is no action, suit,
                               ----------
investigation or proceeding pending against, or to the best of the Buyer's knowledge, threatened against or affecting, the Buyer before any court or arbitrator or any Governmental Entity which seeks to enjoin or rescind the transactions contemplated by this Agreement or otherwise prevent the Buyer from complying with the terms and provisions of this Agreement as to which there is a substantial likelihood of a determination or resolution adverse to the Buyer.

                  SECTION 6.7. Approvals and Financing. The Buyer has no reason
                               -----------------------
to believe it will not obtain all approvals of the NYSE required to consummate this Agreement. The Buyer confirms to Sellers that on the date hereof it has adequate financial resources to provide the capital required to reasonably obtain NYSE approval on terms satisfactory to it to consummate the transactions contemplated by this Agreement and make payments to Sellers as required by this Agreement at the Closing.

                                  ARTICLE VII.

                            COVENANTS OF THE SELLERS

                  Each Seller Individual (severally and not jointly) and NDB and SHD (jointly and severally) agrees as follows:

                  SECTION 7.1. Conduct of the Company. (a) From the date hereof
                               ----------------------
until the consummation of the transactions contemplated hereby, each Seller shall cause the Company to conduct its business in the ordinary course consistent with past practice and use its best efforts to preserve intact its business organizations and relationships with third parties and keep available the services of its present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the consummation of the transactions contemplated hereby, each Seller shall cause the Company to not:

                         (i) make any material change in the conduct
                  of the business of the Company or enter into any transaction other than in the ordinary course of business consistent with past practice;

                         (ii) adopt or propose any change in its certificate of
                  formation or Operating Agreement or
                  issue any additional equity interests or grant any option, warrant or right to acquire any equity interests or issue any security convertible into or exchangeable for equity interests or alter in any way any of its outstanding interests or make any change in outstanding equity interests, whether by reason of a reclassification, recapitalization or combination, equity dividend or otherwise;

                         (iii) merge or consolidate with any other Person or
                  acquire a material amount of assets of any other Person;

                         (iv) except for securities held in inventory, sell, lease, license or otherwise dispose of any material assets or property;

                         (v) except in the ordinary course of business consistent with past practice, pay, lend or advance any amount to, or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any of its Affiliates except as expressly permitted by this Agreement or as has been approved in writing by the Buyer;

                         (vi) except as expressly required by the Operating Agreement, redeem, retire, purchase or otherwise acquire, directly or indirectly, any ownership interests of the Company or any other Person or incur any Indebtedness for any reason;

                         (vii) except for ordinary course trading activity on
                  the NYSE, make, enter into, modify, amend in any material respect or terminate any contract, lease or other agreement, where such contract, lease or other agreement (A) entails payments in excess of $25,000 in the aggregate or (B) has a term in excess of 9 months;

                         (viii) enter into any new (or amend any existing)
                  employee benefit plan, program or arrangement or any new (or amend any existing) employment, severance or consulting agreement or grant any increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment); or

                         (ix) except for interest accrued on the Capital Accounts in the ordinary course of business (which interest may be paid by the Company on or prior to the Closing Date) or as otherwise expressly permitted by this Agreement, pay any intercompany accounts (including, without limitation, those set forth on Schedules 3.12, 4.6 and 5.10), or

                         (x)      agree or commit to do any of the foregoing.

                  (b) Each Seller shall cause the Company to not (i) take or agree or commit to take any action that would make any representation and warranty of such Seller hereunder inaccurate in any material respect at, or as of any time prior to, the Closing Date or (ii) omit or agree or commit to omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at any such time.

                  SECTION 7.2. Access to Information. From the date hereof until
                               ---------------------
the Closing Date, each Seller shall cause the Company to (i) give the Buyer, its counsel, financial advisors, auditors and other authorized representatives full access to the offices, properties, books and records of the Company during normal business hours and upon reasonable prior notice, (ii) furnish to the Buyer, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information relating to the Company as such Persons may reasonably request and (iii) instruct the employees, counsel and financial advisors of such Seller or the Company to cooperate with the Buyer in its investigation of the Company, all for the purpose of enabling the Buyer and its authorized representatives to conduct business and financial reviews, investigations and studies of the Company. No investigation by the Buyer or other information received by the Buyer shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by the Company or such Seller hereunder.

                  SECTION 7.3.  Notices of Certain Events. Each Seller shall
                                -------------------------
cause the Company to promptly notify the Buyer of:

                                    (i) any notice or other communication from
                  any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

                                    (ii) any notice or other communication from
                  any governmental or regulatory agency or authority or any other Governmental Entity in connection with the transactions contemplated by this Agreement; and

                                    (iii) any actions, suits, claims,
                  investigations or proceedings commenced or, to the best of their knowledge threatened against, relating to or involving or otherwise affecting such Seller or the Company that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.14 or that relate to the consummation of the transactions contemplated by this Agreement.

                  SECTION 7.4. Noncompetition. (a) Each Seller Individual agrees
                               --------------
that for a period of one (1) full year from the Closing Date, neither he nor any of his Affiliates shall engage, either directly or indirectly, as a principal or for his own account or solely or jointly with others, or as a stockholder in any corporation or joint stock association, in business as a specialist (or equivalent status), or apply for registration as a specialist, in any stock or option in which the Company or the Buyer is engaged, either individually or jointly with others, as a specialist (or equivalent status) at the date hereof; provided that nothing herein shall prohibit the acquisition by such Seller
--------
Individual or any of its Affiliates of (i) less than 1% of the securities of a publicly traded company or (ii) a diversified company having not more than 1% of its sales (based on its latest published annual audited financial statements) attributable to such business. Notwithstanding anything to the contrary in this
Section 7.4(a), this Section 7.4(a) shall not be construed to prohibit any Seller Individual from engaging in business as a specialist employed by, or otherwise acting on behalf of, the Buyer.

                  (b) Each of NDB and SHD agrees that for a period of one (1) full year from the Closing Date, neither it nor any of its Subsidiaries shall engage, either directly or indirectly, in business as a specialist, or apply for registration as a specialist, on the New York Stock Exchange in any stock in which the Company is engaged, as a specialist on the New York Stock Exchange at the date hereof; provided that nothing herein shall prohibit the acquisition by
                 --------
NDB or any of its Subsidiaries of (i) less than 5% of the securities of a publicly traded company or (ii) a diversified company having not more than 1% of its sales (based on its latest published annual audited financial statements) attributable to such business.

                  (c) If any provision contained in this Section shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Section, but this Section shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. It is the intention of the parties that if any of the restrictions or covenants contained herein is held to cover a geographic area or to be for a length of time which is not permitted by applicable law, or in any way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent such provision would be valid or enforceable under applicable law, a court of competent jurisdiction shall construe and interpret or reform this Section to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under such applicable law. Such Seller acknowledges that the Buyer would be irreparably harmed by any breach of this Section and that there would be no adequate remedy at law or in damages to compensate the Buyer for any such breach. Such Seller agrees that the Buyer shall be entitled to injunctive relief requiring specific performance by such Seller of this Section, and such Seller consents to the entry thereof.

                  SECTION 7.5. No Transfer of Membership Interests. Each Seller
                               -----------------------------------
agrees that it shall not sell, assign, transfer, pledge, abandon or otherwise convey any Membership Interests (including, without limitation, pursuant to or in accordance with the Operating Agreement) other than pursuant to this Agreement or the sale of the Membership Interests of Cynthia Kellogg, Harvey Silverman and John Duffy to NDB.

                  SECTION 7.6. Material Agreements. Each Seller agrees that it
                               -------------------
shall not amend, supplement, extend, refinance, replace or otherwise modify any agreement relating to the Company in any respect (including, without limitation, the Operating Agreement) without the prior written consent of the Buyer.

                  SECTION 7.7. No Transfer of Promissory Notes. Each Seller
                               -------------------------------
Individual agrees that it shall not sell, assign, transfer, pledge, abandon or otherwise convey any of its interest in the promissory note issued to it pursuant to Section 2.3(b) of this Agreement.

                  SECTION 7.8. Transfer of Seats. Each of the Sellers agrees to
                               -----------------
take all steps necessary or desirable, in the sole discretion of the Buyer, to implement and effectuate any action requested by the Buyer with respect to the NYSE seats and/or the lease agreements and ABC agreements relating thereto.

                  SECTION 7.9. Set-Off. Any obligation of the Buyer to pay any
                               -------
amounts to any Seller pursuant to this Agreement or otherwise shall be subject to the Buyer's authority and right to set-off against such amounts owing to such Seller any amounts owed by such Seller pursuant to its indemnification obligations under Article IX or Article XI of this Agreement. Such Seller agrees, in connection with any such set-off, to execute and deliver any instrument, document or agreement reasonably requested by the Buyer necessary or desirable, in the Buyer's discretion, to effectuate a set-off described in the preceding sentence.

                                  ARTICLE VIII.

                     COVENANTS OF THE BUYER AND THE SELLERS

                  The Buyer and the Sellers agree that:

                  SECTION 8.1. Reasonable Best Efforts. Subject to the terms and
                               -----------------------
conditions of this Agreement, the Buyer and the Sellers shall use their reasonable best efforts to take, or cause to be taken (and the Sellers shall cause the Company to take), all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. The Buyer and each Seller agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be reasonably necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, in the event the Buyer determines to effectuate through a merger the transactions contemplated by this Agreement, the Buyer and Sellers shall use their reasonable best efforts to take, or cause to be taken (and the Sellers shall cause the Company to take), all actions and to do, or cause to be done (and the Sellers shall cause the Company to do), all things necessary or desirable under applicable laws and regulations to consummate such merger, and agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement such merger.

                  SECTION 8.2. Certain Filings. The Buyer and each Seller shall
                               ---------------
cooperate with one another (a) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority or self-regulatory organization or any other Governmental Entity is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (b) in taking such actions or making any such filings, furnishing information as may be reasonably required in connection therewith and seeking to timely obtain any such actions, consents, approvals or waivers.

                  SECTION 8.3. Public Announcements. The parties agree to
                               --------------------
consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation.

                  SECTION 8.4. Intercompany Accounts. All intercompany accounts
                               ---------------------
between the Sellers or their Affiliates, on the one hand, and the Company, on the other hand, as of the Closing shall be settled in accordance with their terms or in the ordinary course consistent with past practice, as the case may be; provided, however, that the accrued and unpaid interest on the Capital
    --------  -------
Accounts of each Seller identified in the last paragraph of Schedule 3.12 shall
                                                            -------------
be paid as set forth in Sections 2.6 and 10.2(xii).

                                   ARTICLE IX.

                  SECTION 9.1.  Tax Definitions. The following terms, as used
                                ---------------
herein, have the following meanings:

                  "Buyer Indemnitee" means Buyer and any of its successors and assigns, Affiliates, officers, directors, employees, agents and, effective upon the Closing, the Company.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Final Determination" means (i) any final determination of liability in respect of a Tax that, under applicable law, is not subject to further appeal, review or modification through proceedings or otherwise (including the expiration of a statute of limitations or a period for the filing of claims for refunds, amended returns or appeals from adverse determinations) or (ii) the payment of Tax by the Buyer, any Seller or any of their Affiliates, whichever is responsible for payment of such Tax under applicable law, with respect to any item disallowed or adjusted by a Taxing Authority, provided that such responsible party, determines that no action should be taken to recoup such payment and the other party agrees.

                  "Pre-Closing Tax Period" means any Tax period ending on or before the close of business on the Closing Date and, for a Tax period beginning before and ending after the Closing Date, the portion of that period ending on the close of business on the Closing Date.

                  "Seller Indemnitee" means any and all of the Sellers, and any of their successors and assigns, Affiliates, officers, directors, employees, and agents.

                  "Tax" means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding on amounts paid to or by the Company, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount imposed by any Governmental Entity (domestic or foreign) responsible for the imposition of any such tax (a "Taxing Authority").

                  "Tax Indemnification Period for Buyer Indemnitee" means any Pre-Closing Tax Period of the Company.

                  "Tax Indemnification Period for Seller Indemnitees" means any Tax Period (or portion thereof) that is not a Pre-Closing Tax Period and that begins on or after the Closing Date.

                  "Tax Return" means any return, declaration, report, claim for refund, information return, form or statement relating to Taxes required to be filed with or delivered to any Taxing Authority, including any schedule or attachment thereto, and including any amendment thereof, by or on behalf of the Company. Any reference in this Article IX to "Tax Returns with respect to any Pre-Closing Tax Period" shall include any estimated tax returns required to be filed on or prior to the Closing Date.

                  "Tax Sharing Agreement" means a Tax sharing agreement or arrangement (whether or not written) binding on the Company pursuant to which the Company may be liable for the Tax of another Person or required to make a payment to another Person with respect to a Tax detriment or a Tax benefit but not including any operating agreement or partnership agreement of the Company.

                  SECTION 9.2.  Tax Representations. The Sellers represent as of
                                -------------------
the date hereof and as of the Closing Date that:

                  (a) The Company has, at all times during its existence, been treated as a partnership for federal, state, and local income tax purposes.

                  (b) Except as set forth on Schedule 9.2:

                                    (i) all Tax Returns with respect to any
                  Pre-Closing Tax Period due as of the date hereof have been filed;

                                    (ii) as of the time of filing, the Tax
                  Returns with respect to any Pre-Closing Tax Period correctly set forth all information required to be shown therein;

                                    (iii) all Taxes shown as due and payable on
                  the Tax Returns that have been filed with respect to any Pre-Closing Tax Period have been timely paid, or withheld and remitted to the appropriate Taxing Authority;

                                    (iv) the charges, reserves and accruals of
                  liabilities for Taxes with respect to the Company for any Pre-Closing Tax Period (including any Pre-Closing Tax Period for which no Return has yet been filed) reflected on the Closing Date Balance Sheet (rather than in any notes thereto) of the Company (excluding any reserve for deferred income taxes established to reflect timing differences between book and Tax Income) are adequate to cover such Taxes;

                                    (v) all Tax Returns with respect to any
                  Pre-Closing Tax Period filed with respect to Tax years of the Company through the Tax year ended December 31, 1995 have been examined and closed or are Tax Returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired;

                                    (vi) the Company is not delinquent in the
                  payment of any Tax, and has not requested any extension of time within which to file any Tax Return with respect to any Pre-Closing Tax Period;

                                    (vii) the Company has not granted any
                  extension or waiver of the statute of limitations period applicable to any Tax Return, which period (after giving effect to such extension or waiver) has not yet expired;

                                    (viii) to the best of the Sellers' knowledge
                  there is no claim, audit, action, suit, proceeding, or investigation now pending or threatened against or with respect to the Company in respect of any Tax;

                                    (ix) there are no requests for rulings or
                  determinations in respect of any Tax pending between the Company and any Taxing Authority;

                                    (x) there are no Liens for Taxes upon the
                  assets of the Company;

                                    (xi) none of the property owned or used by
                  the Company is subject to a lease, other than a "true" lease for federal income tax purposes;

                                    (xii) none of the property owned by the
                  Company is "tax-exempt use property" within the meaning of
                  Section 168(h) of the Code;

                                    (xiii) the Company is not a "publicly traded
                  partnership" as defined under Section 7704 of the Code;

                                    (xiv) the Company is not and never has been
                  party to or bound by any Tax Sharing Agreement;

                                    (xv) the Company is not and has not been a
                  member of an affiliated, consolidated, combined or unitary group;

                                    (xvi) the Company is, and on the Closing
                  Date will be, in possession of all books and records with respect to tax matters pertinent to the Company;

                                    (xvii) all information set forth in the
                  notes to the balance sheet of December 31, 1998 relating to Tax matters is true and complete; and

                                    (xviii) no sale of any Membership Interest
                  pursuant to this Agreement shall constitute the disposition of a United States real property interest by a non-resident alien individual or a foreign corporation for purposes of section 897 of the Code.

                  (c) Schedule 9.2(c) contains a list of all jurisdictions (whether foreign or domestic) to which any Tax is properly payable by the Company.

                  SECTION 9.3. Post-Closing Tax Filings and Covenants. (a) All
                               --------------------------------------
Tax Returns with respect to any Pre-Closing Tax Period required to be filed between the date hereof and the Closing Date (i) will be filed when due in accordance with all applicable laws and (ii) as of the time of filing, will correctly set forth all the information required to be shown therein.

                  (b) Sellers shall be responsible for all Taxes payable and are entitled to all refunds and deductions for all taxable periods relating to the Company ending on or prior to the Closing Date, except for charges, reserves and accrual of liabilities reflected on the Closing Date Balance Sheet and described in Section 9.2(b)(iv). Sellers and the Company shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company due prior to the Closing Date.

                  (c) Without the prior written consent of the Buyer, neither Sellers nor the Company shall, to the extent it may affect or relate to the Company for the Tax Indemnification Period for Buyer Indemnitee, make or change, or allow any Affiliate of any Seller to make or change, any tax election, change any annual tax accounting period, adopt or change any method of tax accounting, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a Tax refund, consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment or take or omit to take any other action, if any such action or omission would have the effect of increasing the Tax liability of the Company or any Buyer Indemnitee. Such consent of Buyer, however, shall not be unreasonably withheld and shall take into account the past tax accounting customs and practices of the Company.

                  (d) Without the prior written consent of NDB, on behalf of the NDB Group, and the Members' Representative, on behalf of the Seller Individuals, neither Buyer nor the Company shall, to the extent it may affect or relate to the Company for the Tax Indemnification Period for Seller Indemnitees, make or change, or allow any Affiliate of the Buyer or of the Company to make or change, any tax election, change any annual tax accounting period, adopt or change any method of tax accounting, file any amended Tax Return with respect to any tax period ending within four years after the Closing Date, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a Tax refund, consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment or take or omit to take any other action, if any such action or omission would have the effect of increasing the Tax liability of the Company with respect to any Pre-Closing Tax Period or any Seller Indemnitee. Such consent of NDB, on behalf of the NDB Group, and the Members' Representative, on behalf of the Seller Individuals, however, shall not be unreasonably withheld.

                  (e) The Company shall not make any payment of Taxes to any person or any Taxing Authority, except for such Taxes as are due or payable or have been properly estimated in accordance with applicable law as applied in a manner consistent with past practices of Sellers or the Company.

                  (f) Each Seller will, on the Closing Date, provide the Buyer with a written statement that, in form and substance, satisfies the requirements of Treasury regulation section 1.1445-2(b)(2) and certifies that such Seller is not a foreign person within the meaning of Code section 1445(f)(3) and Treasury regulation section 1.1445-2(b)(2)(i).

                  (g) NDB and SHD will each recognize gain in an amount equal to their gain realized for federal income tax purposes on the sale of their respective property interests resulting from this Agreement and will pay an amount of federal income tax on such gain equal to such gain multiplied by the highest marginal rate of tax imposed by the Code on corporations for the taxable year in which the sale occurs.

                  SECTION 9.4. Other Tax Matters. All transfer, documentary,
                               -----------------
sales, use, stamp, registration, value added and other such Taxes and fees arising out of the transactions contemplated by this Agreement (including any New York Real Estate Transfer Tax, New York City Real Property Transfer Tax and any similar Tax imposed in other states or subdivisions) shall be borne and paid by Sellers when due, and Sellers will, at their own expense, file all necessary Tax returns and other documentation with respect to all such Taxes and fees, and, if required by applicable law, the Buyer will, and will cause its Affiliates to, join in the execution of any such Tax returns and other documentation.

                  SECTION 9.5. Cooperation on Tax Matters. (a) The Buyer shall
                               --------------------------
prepare or cause to be prepared and file any Tax Returns due after the Closing. Sellers shall cooperate fully in connection with the preparation and filing of any such Tax Returns. The Buyer shall notify NDB (on behalf of the NDB Group) and the Members' Representative of any amounts related to such Tax Returns that are the responsibility of the Sellers under the provisions of this Article. If NDB or the Members' Representative, respectively, do not object within 10 Business Days of the receipt of such notice, Sellers shall remit to the Buyer any such amounts. If NDB or the Members' Representative gives notice to the Buyer within 10 business days that NDB or the Members' Representative, respectively objects to the notice, then (a) the parties shall attempt in good faith to resolve their differences during the ten (10) business day period following the date of delivery of the notice of objection from the Members' Representative or NDB (the "Closing Return Resolution Period"), and (b) if the parties fail to resolve their disagreement during the Closing Return Resolution Period, each party shall select a representative from a nationally or regionally recognized accounting firm, and these two individuals shall select a third such person, and this group of three individuals shall resolve the dispute by a determination agreed to by a majority of such group within twenty-one (21) days after the individuals are initially identified in a writing among the parties. Any resolution of any such dispute entered into in compliance with this subsection (a) shall also be binding on the parties in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of the determination.

                  Sellers and the Buyer shall cooperate fully in connection with any audit, litigation, or other proceeding with respect to Taxes. The Buyer shall retain for three years the records and information that are reasonably relevant to any such audit, litigation or other proceeding.

                  (b) The Buyer and Sellers further agree, upon request, to use all reasonable efforts to obtain any certificate or other document from any governmental authority or customer of the Company or any other person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

                  SECTION 9.6. Tax Indemnification. (a) Each Seller Individual
                               -------------------
hereby severally (but not jointly) indemnifies each Buyer Indemnitee against and agrees to hold each Buyer Indemnitee harmless from any (x) Tax of the Company or any successor of the Company related to the Tax Indemnification Period for Buyer Indemnitees, except for charges, reserves and accrual of liabilities reflected on the Closing Date Balance Sheet and described in Section 9.2(b)(iv), (y) Tax of the Company or any successor of the Company resulting from a breach of any provisions of this Article IX, and (z) liabilities, costs, expenses (including, without limitation, reasonable expenses of investigation and attorneys' fees and expenses), losses, damages, assessments, settlements or judgments arising out of or incident to the imposition, assessment, or assertion of any Tax described in (x) or (y), including those incurred in the contest in good faith in appropriate proceedings relating to the imposition, assessment or assertion of any such Tax, and any liability as transferee. The sum of (x), (y) and (z) is referred to herein as a "Buyer Tax Loss."

                  (b) Each of NDB and SHD hereby guarantees the full payment, when due, of the obligations of the Seller Individuals provided for in Section 9.6(a) of this Agreement.

                  (c) The Buyer hereby indemnifies each Seller Indemnitee against and agrees to hold each Seller Indemnitee harmless from any (x) Tax of the Company or any successor of the Company related to the Tax Indemnification Period for Seller Indemnitee (other than any Tax properly allocable to any period ending on or before the Closing Date), (y) Tax of the Company or any successor of the Company resulting from a breach of any provisions of this
Article IX, and (z) liabilities, costs, expenses (including, without limitation, reasonable expenses of investigation and attorneys' fees and expenses), losses, damages, assessments, settlements or judgments arising out of or incident to the imposition, assessment, or assertion of any Tax described in (x) or (y), including those incurred in the contest in good faith in appropriate proceedings relating to the imposition, assessment or assertion of any such Tax, and any liability as transferee. The sum of (x), (y) and (z) is referred to herein as a "Seller Tax Loss", provided, however, that Buyer shall have no liability under this Section 9.6 unless and until the aggregate of all Seller Tax Losses exceeds the sum of $50,000 (the "Seller's Minimum Amount"), in which event Buyer shall be liable for all Seller Tax Losses, irrespective of the Seller's Minimum Amount.

                  (d) For purposes of this Section 9.6, in the case of any Taxes that are imposed on a periodic basis and are payable for a Tax period that includes (but does not end on) the Closing Date, the portion of such Tax related to the portion of such Tax period ending on and including the Closing Date shall
(x) in the case of any Taxes other than gross receipts, sales, withholding, or use Taxes and Taxes based upon or related to income, be deemed to be the amount of such Tax for the entire Tax period multiplied by a fraction of the numerator of which is the number of days in the Tax period ending on and including the Closing Date and the denominator of which is the number of days in the entire Tax period, and (y) in the case of any gross receipts, sales, withholdings or use Taxes or Taxes based upon or related to income, be deemed equal to the amount which would be payable if the relevant Tax period ended on and included the Closing Date. The portion of any credits relating to a Tax period that begins before and ends after the Closing Date shall be determined as though the relevant Tax period ended on and included the Closing Date.

                  (e) A party (the "Indemnified Party") may assert a Claim that it is entitled to, or may become entitled to, indemnification under this Article IX by giving written notice of its Claim to the party or parties that are, or may become, required to indemnify the Indemnified Party (the "Indemnifying Party"), providing reasonable details of the facts giving rise to the Claim and a statement of the Indemnified Party's loss in connection with the Claim, to the extent such loss is then known to the Indemnified Party and, otherwise, an estimate of the amount of the loss that it reasonably anticipates that it will incur or suffer. If the Indemnifying Party does not object to the Claim during the twenty (20) day period following the date of delivery of the Indemnified Party's notice of its Claim (the "Objection Period"), the Claim shall be considered undisputed and the Indemnified Party shall be entitled to recover the amount of its Loss. The fact that a Claim is not disputed by the Indemnifying Party shall not constitute an admission or create any inference that the asserted Claim is valid for any purpose other than the indemnity obligation of the Indemnifying Party as to such Claim pursuant to this Section 9.6.

                  (f) If the Indemnifying Party gives notice to the Indemnified Party within the Objection Period that the Indemnifying Party objects to the Claim, then (a) the parties shall attempt in good faith to resolve their differences during the ten (10) business day period following the date of delivery of the Indemnifying Party's notice of its objection (the "Resolution Period"), and (b) if the parties fail to resolve their disagreement during the Resolution Period, each party shall select a representative from a nationally or regionally recognized accounting firm, and these two individuals shall select a third such person, and this group of three individuals shall resolve the dispute by a determination agreed to by a majority of such group within twenty-one (21) days after the individuals are initially identified in a writing among the parties. Any resolution of any such dispute entered into in compliance with this
Section 9.6(f) shall also be binding on the parties in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of the determination.

                  (g) In the case of any third party suit ("Third Party Suit"), the Indemnifying Party shall control the defense of the Third Party Suit, and shall be fully responsible for the costs of counsel related thereto; provided,
                                                                     --------
however, that the Indemnifying Party shall control the defense of the Third
-------
Party Suit only if the Indemnifying Party first admits in a writing, which writing shall be binding on the Indemnifying Party, delivered to the Indemnified Party that the Indemnifying Party will be obligated, pursuant to Section 9.6 hereof, to indemnify the Indemnified Party for any liability arising out of such Third Party Suit. The Indemnifying Party shall consult with the Indemnified Party with respect to the Third Party Suit upon the Indemnified Party's reasonable request for consultation, and the Indemnified Party may, at its expense, participate in (but not control) the defense and employ and pay for counsel separate from the counsel employed by the Indemnified Party. All parties shall cooperate in the defense of the Third Party Suit.

                  (h) If an Indemnified Party is conducting the defense of a Third Party Suit, the Indemnified Party shall give the Indemnifying Party at least fifteen (15) days prior written notice of any proposed settlement or compromise, during which time the Indemnifying Party may assume the defense of the Third Party Suit and, if it does so (or if the Indemnifying Party has already assumed control of such Third Party Suit), the proposed settlement or compromise may not be made without the Indemnified Party's consent, which shall not be unreasonably withheld. If an Indemnifying Party does not so assume the defense of the Third Party Suit, the Indemnified Party may enter into the proposed settlement. Any settlement or compromise of any Third Party Suit by either the Indemnifying Party or the Indemnified Party entered into in compliance with this Section 9.6(h) shall also be binding on the other party in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of the settlement or compromise.

                  (i) Any failure by an Indemnified Party to defend a Third Party Suit shall not relieve the Indemnifying Party of its indemnification obligations if the Indemnified Party gives the Indemnifying Party at least thirty (30) days prior written notice of the Indemnified Party's intention not to defend and affords the Indemnifying Party the opportunity to assume the defense.

                  (j) The Buyer and Sellers shall jointly control the defense of any claim that relates to Taxes payable for a Tax period that includes (but does not end on) the Closing Date.

                  (k) An Indemnifying Party shall not be liable under this
Section 9.6 with respect to any Tax resulting from a claim or demand the defense of which the Indemnifying Party was not offered the opportunity to assume as provided under Section 9.6(g) to the extent the Indemnifying Party's liability under this section is adversely affected as a result thereof. No investigation by an Indemnified Party or any of its Affiliates at or prior to the Closing Date shall relieve the Indemnifying Party of any liability hereunder.

                  (l) Any claim of any Buyer Indemnitee (other than the Buyer) under this section may be made and enforced by the Buyer on behalf of such Buyer Indemnitee. Any claim under this Section of a Seller Indemnitee related to the NDB Group rather than a Seller Individual shall be made and enforced only by NDB on behalf of such Seller Indemnitee. Any claim under this Section of a Seller Indemnitee related to a Seller Individual shall be made and enforced only by the Members' Representative on behalf of such Seller Indemnitee.

                  SECTION 9.7. Audits. (a) Buyer shall notify Sellers promptly
                               ------
of any examinations, audits, litigation or other proceedings respecting the Company with respect to any taxable period ending on or prior to the Closing Date and Seller Individuals shall have the right to control the conduct of any such examination, audit, litigation or other proceeding. Buyer shall provide, or shall cause the Company to provide, Sellers with such assistance and cooperation, including the execution of powers of attorney, as Sellers may reasonably request in order to enable Sellers to exercise such control.

                  (b) Buyer shall have the sole right to represent the Company in any Tax audit or administrative or court proceeding for all taxable periods ending after the Closing Date, and to employ counsel of choice at its own expense.

                  (c) Buyer and Seller shall provide timely notice to the other party (or parties) in writing of any pending or threatened tax audit with respect to the Company for a taxable period for which the other party may have a liability under this Article IX. Buyer and Sellers shall furnish each other with copies of all correspondence received from any Taxing Authority in connection with any tax audit or information request with respect to such taxable periods.

                  SECTION 9.8. Allocation of Purchase Price. (a) As soon as
                               ----------------------------
practicable after the Closing, the Members' Representative shall deliver a schedule to the Buyer setting forth on a reasonable basis the federal income tax basis of all of the assets, properties and business of every kind and description, wherever located, real, personal or mixed, tangible or intangible owned by the Company as the same shall exist on the Closing Date (the "Closing Date Assets"). Within a reasonable amount of time thereafter, the Buyer shall deliver to the Members' Representative a statement (the "Allocation Statement"), setting forth the value of all of the Closing Date Assets, which shall be used for the allocation of the Purchase Price. The Allocation Statement will not be binding on a Seller to the extent Revenue Ruling 99-6, 1999-6 I.R.B 6, or similar position of the Internal Revenue Service makes the Allocation Statement not relevant to such Seller.

                  (b) Any adjustment made with respect to the Purchase Price of this Agreement shall be allocated in a manner consistent with the methodology used in preparing the Allocation Statement.

                  (c) The Sellers and the Buyer agree to act in accordance with the Allocation Statement in the preparation of financial statements and filing of all tax returns and in the course of any tax audit, tax review or tax litigation relating thereto.

                  SECTION 9.9. Purchase Price Adjustment. Any amount paid by the
                               -------------------------
Sellers or Buyer under Section 9.6 will be treated either as an adjustment to the Purchase Price or as a contribution to the Company unless a Final Determination is inconsistent with such treatment.

                  SECTION 9.10. Survival. Notwithstanding anything in this
                                --------
Agreement to the contrary, the provisions of this Article IX shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof).

                                   ARTICLE X.

                  SECTION 10.1. Conditions to Obligations of the Buyer and
                                ------------------------------------------
Sellers. The obligations of the Buyer and each Seller to consummate the Closing
-------
are subject to the satisfaction of the following conditions:

                                    (i) No provision of any applicable law or
                  regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Closing.

                                    (ii) All actions by or in respect of or
                  filings with any Governmental Entity required to permit the consummation of the Closing shall have been taken, made or obtained.

                  SECTION 10.2. Conditions to Obligations of the Buyer. The
                                --------------------------------------
obligations of the Buyer to consummate the Closing are subject to the satisfaction of the following further conditions:

                                    (i) (A) Each Seller and, where applicable,
                  the Company, shall have performed in all material respects all of its obligations hereunder required to be performed by it on or prior to the Closing Date, (B) the representations and warranties of each Seller contained in this Agreement and in any certificate or other writing delivered by any Seller or the Company pursuant hereto, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, shall be true at and as of the Closing Date, as if made at and as of such date with only such exceptions as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and
                  (C) the Buyer shall have received a certificate signed by each Seller Individual (or the Members' Representative on their behalf) and NDB (on behalf of the NDB Group) to the foregoing effect.

                                    (ii) There shall not be threatened,
                  instituted or pending any action or proceeding (including, without limitation, an action or proceeding to obtain any governmental authorization contemplated by Sections 3.3, 4.3 and 5.3) by any Person before any court or governmental authority or agency, domestic or foreign, (A) seeking to restrain or prohibit the ownership or operation by the Buyer or any of its Affiliates of the Interests or all or any material portion of the business or assets of the Company or of the Buyer or to compel the Buyer or any of its Affiliates to dispose of all or any material portion of the Interests or the business or assets of the Company or of the Buyer, (B) seeking to impose or confirm any material limitations on the ability of the Buyer or any of its Affiliates effectively to exercise full rights of ownership of the Interests, (C) seeking to require material divestiture by the Buyer or any of its Affiliates of any Interests or (D) otherwise imposing any condition which is material and adverse to the Buyer, in its reasonable discretion.

                                    (iii) There shall not be any action taken,
                  or any statute, rule, regulation, injunction, order or decree proposed, enacted, enforced, promulgated, issued or deemed applicable to the purchase of the Interests, by any court, government or governmental authority or agency, domestic or foreign, that, in the reasonable judgment of the Buyer could, directly or indirectly, result in any of the consequences referred to in clause (i) or (ii) of this Section 10.2.

                                    (iv) No proceeding challenging this
                  Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Closing shall have been instituted by any Person before any court, arbitrator or Governmental Entity.

                                    (v) The Sellers shall have received all
                  consents, authorizations or approvals from governmental agencies referred to in Sections 3.3, 4.3 and 5.3, in each case in form and substance reasonably satisfactory to the Buyer, and no such consent, authorization or approval shall have been revoked.

                                    (vi) The Buyer shall have received legal
                  opinions of Frank E. Lawatsch, Jr., General Counsel of NDB and counsel to SHD, Thomas J. McCabe, counsel to certain Seller Individuals, Sheldon E. Goldstein, counsel to certain Seller Individuals, and Richard G. Brodrick, counsel to a certain Seller Individual, dated the Closing Date covering the matters set forth on Exhibit A. In rendering such opinion, such counsel may rely upon certificates of public officers, upon opinions of counsel reasonably satisfactory to the Buyer as to matters governed by the laws of jurisdictions other than New York and the limited liability company laws of Delaware or the federal laws of the United States of America, and upon certificates of officers of Sellers or the Company as to matters of fact, copies of which opinions and certificates shall be contemporaneously delivered to the Buyer.

                                    (vii) There shall have been no Material
                  Adverse Effect subsequent to the date hereof. The loss by the Company of its registration as the specialist for any security shall not be deemed a material adverse change unless such security (excluding, for this purpose, BankBoston Corporation), considered singly or in the aggregate with any other securities as to which the Company shall have lost registration subsequent to the date of this Agreement, shall have accounted for more than 10% of the Company's total billed agency share trading volume in securities during the twelve months ended at the month end immediately prior to the date such registration was lost.

                                    (viii) The Buyer shall be satisfied that the
                  Sellers have complied with the covenant set forth in Section 7.8.

                                    (ix) The Buyer shall have received the
                  Secured Demand Notes and all indebtedness in connection therewith shall have been terminated pursuant to documentation satisfactory to the Buyer.

                                    (x) The Buyer shall have received all
                  secured demand notes payable to any Special Member (as defined in the Operating Agreement) and the secured demand note payable to the former wife of Steve DiLascio, and all indebtedness in connection therewith shall have been terminated pursuant to documentation satisfactory to the Buyer.

                                    (xi) The Buyer shall have received, (A)
                  prior to the date of this Agreement, a balance sheet of the Company as of the Balance Sheet Date prepared in accordance with GAAP and consistent with past practice of the Company, together with a schedule reflecting each Seller's Capital Account and the aggregate Mark to Market-Off Floor Trading (Unrealized), in each case as of the Balance Sheet Date (collectively with such balance sheet, the "Balance Sheet") which Balance Sheet is attached hereto as Schedule V, and (B) prior to two Business Days before the Closing Date, the Closing Date Balance Sheet.

                                    (xii) The Company shall have paid to each
                  Seller identified in the last paragraph of Schedule 3.12 cash in an amount equal to the accrued and unpaid interest on the Capital Accounts of each such Seller from January 1, 1999 through May 31, 1999, as reflected under "Interest Payable" on the Closing Date Balance Sheet, and calculated in the same manner as interest on the Capital Accounts (consistent with the Operating Agreement) reflected in the Balance Sheet; it being understood that the assets and the liabilities on the Closing Date Balance Sheet shall be reduced by the aggregate amount of such cash payment.

                                    (xiii) Upon repayment of principal and
                  accrued interest on the 6% Subordinated Loan and the 8% Subordinated Loan, NDB shall have delivered to the Buyer all instruments evidencing the repayment of such Indebtedness.

                                    (xiv) The Buyer shall have received in cash
                  all principal and accrued and unpaid interest owed in connection with the SLK Loan.

                                    (xv) Upon repayment of principal and accrued
                  interest on the Green Note, NDB shall have delivered to the Buyer all instruments evidencing the repayment of such Indebtedness.

                                    (xvi) NDB shall have purchased all the
                  Interests of the Special Members (as defined in the Operating Agreement).

                                    (xvii) NDB and SHD shall have duly
                  authorized, executed and delivered an agreement and general release substantially in the form attached hereto as Exhibit
                  C. Each Seller Individual shall have duly authorized, executed and delivered an agreement and general release substantially in the form attached hereto as Exhibit D at least seven Business Days prior to the Closing Date and such agreement and general release shall not have been rescinded or terminated as of the Closing Date.

                                    (xviii) The Buyer shall have received all
                  instruments and documents it may reasonably request in connection with this Agreement and the transactions contemplated hereby, all in form and substance reasonably satisfactory to the Buyer.

                  SECTION 10.3.  Conditions to Obligation of Sellers. The
                                 -----------------------------------
obligation of each Seller to consummate the Closing is subject to the satisfaction of the following further conditions:

                                    (i) (A) The Buyer shall have performed in
                  all material respects all of their obligations hereunder required to be performed by them on or prior to the Closing Date (including the delivery of the Promissory Notes and cash to the Sellers pursuant to

                  Sections 2.2 and 2.3), (B) the representations and warranties of the Buyer contained in this Agreement and in any certificate or other writing delivered by the Buyer pursuant hereto, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, shall be true at and as of the Closing Date, as if made at and as of such date with only such exceptions as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (C) each Seller shall have received a certificate signed by the Buyer to the foregoing effect.

                                    (ii) There shall not be threatened,
                  instituted or pending any action or proceeding by any Person before any court or governmental authority or agency, domestic or foreign, seeking to restrain or prohibit any Seller from selling such Seller's Interests or the performance by a Seller of such Seller's obligations hereunder.

                                    (iii) There shall not be any action taken,
                  or any statute, rule, regulation, injunction, order or decree proposed, enacted, enforced, promulgated, issued or deemed applicable to the purchase of the Interests, by any court, government or governmental authority or agency, domestic or foreign, that, in the reasonable judgment of the Company or the Members' Representative could, directly or indirectly, result in any of the consequences referred to in clause (i) or
                  (ii) of this Section 10.3.

                                    (iv) No proceeding challenging this
                  Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Closing shall have been instituted by any Person before any court, arbitrator or governmental body, agency or official and be pending.

                                    (v) The Buyer shall have received all
                  consents, authorizations or approvals from governmental agencies referred to in Section 6.3, in each case in form and substance reasonably satisfactory to such Seller, and no such consent, authorization or approval shall have been revoked.

                                    (vi) The Buyer shall have paid in cash to
                  NDB all principal and accrued and unpaid interest owed in connection with the 8% Subordinated Loan and the 6% Subordinated Loan.

                                    (vii) Spear, Leeds & Kellogg, L.P. shall
                  have delivered to NDB all instruments evidencing the repayment of Indebtedness in connection with the SLK Loan.

                                    (viii) The Buyer shall have paid in cash to
                  NDB all principal and accrued and unpaid interest owed by David Green to NDB in connection with the Green Note.

                                    (ix) Spear, Leeds & Kellogg, L.P. shall have
                  offered membership positions with the Buyer to the applicable Persons whose names are set forth on Schedule IV.

                                    (x) The Buyer shall have returned to NDB the
                  securities pledged to support the Secured Demand Notes and each such Secured Demand Note and the related agreements shall have been terminated without any further liability of NDB.

                                    (xi) The Buyer shall have returned the
                  securities pledged to secure the three $1,000,000 secured demand notes payable to the Special Members (as defined in the Operating Agreement) (one secured demand note per Special Member) and the $500,000 secured demand note payable to the former wife of Steve DiLascio and each such secured demand note and the related agreements shall have been terminated.

                                    (xii) NDB, on behalf of the NDB Group, and
                  the Members' Representative, on behalf of the Seller Individuals, shall have received all instruments and documents any Seller may reasonably request in connection with this Agreement and the transactions contemplated hereby, all in form and substance reasonably satisfactory to such Seller.

                                   ARTICLE XI.

                  SECTION 11.1. Survival. The covenants, agreements,
                                --------
representations and warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing for a period of one year; provided, however, that (i) the covenants and agreements contained in Section
--------  -------
7.4 shall survive for the period set forth therein, (ii) the covenants and agreements contained in Section 7.7 shall survive for so long as the promissory notes issued to the Seller Individuals pursuant to Section 2.3(b) of this Agreement are outstanding, (iii) the covenants, agreements, representations and warranties contained in Sections 3.23 and 3.24 and Article IX shall survive until expiration of the statute of limitations applicable to the matters covered thereby (giving effect to any waiver, mitigation or extension thereof) and (iv) the representations contained in Sections 3.7, 3.8, 4.5, 5.6 and 5.7 shall survive without limitation as to time. Notwithstanding the preceding sentence, any covenant, agreement, representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.

                  SECTION 11.2. Indemnification. (a) Each Seller Individual
                                ---------------
(other than the RSF Group) hereby severally (but not jointly) agrees to indemnify the Buyer, any Affiliate of the Buyer, or their respective stockholders, partners, members, directors, officers, agents, employees and representatives, their successors and assigns and, effective upon the Closing, the Company (the "Buyer Indemnitees") against and agree to hold each of them harmless from any and all damages, loss, liability, cost, expense (including without limitation reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding), deficiency, interest, penalty, imposition, assessment or fine ("Damages") reasonably and proximately incurred or suffered by any Buyer Indemnitee arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by such Seller Individual pursuant to this Agreement.

                  (b) Each member of the RSF Group hereby severally (but not jointly) agrees:

                  (i) other than with respect to any representation, warranty, covenant or agreement covered under Section 11.2(b)(ii), to indemnify the Buyer Indemnitees against and agree to hold each of them harmless from any Damages reasonably and proximately incurred or suffered by any Buyer Indemnitee arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by such member of the RSF Group pursuant to this Agreement; and

                  (ii) with respect to any representation, warranty, covenant or agreement contained in Article III, to indemnify any Buyer Indemnitee and hold it harmless to the extent any Seller Individual (other than the RSF Group) is unable (due to bankruptcy or for any other reason) to satisfy its obligations under this Section 11.2; provided, however, that the RSF Group shall have no
                         --------  -------
indemnity obligations as to Sections 3.2, 3.3, 3.4, 3.5 (with respect to other Seller Individuals), 3.7, 3.12, 3.14, 3.19, 3.21, 3.22 and 3.26. The Buyer
agrees to use its reasonable efforts to collect amounts owed by a Seller Individual under Section 11.2(a) prior to availing itself of this Section 11.2(b)(ii), and agrees to keep each member of the RSF Group reasonably informed of such efforts. The RSF Group shall be subrogated to the rights of an Indemnified Party to the extent of any payment made to such Indemnified Party pursuant to this Section 11.2(b)(ii).

                  (c) NDB and SHD hereby jointly and severally agree:

                  (i) other than with respect to any representation, warranty, covenant or agreement covered under Section 11.2(c)(ii), to indemnify the Buyer Indemnitees against and agree to hold each of them harmless from any Damages reasonably and proximately incurred or suffered by any Buyer Indemnitee arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by NDB or SHD pursuant to this Agreement; and

                  (ii) with respect to any representation, warranty, covenant or agreement contained in Article III or Article IV, to indemnify any Buyer Indemnitee and hold it harmless to the extent any Seller Individual is unable (due to bankruptcy or for any other reason) to satisfy its obligations under this Section 11.2; provided, however, that NDB and SHD shall have no indemnity
                   --------  -------
obligations as to Section 3.2, 3.3, 3.4, 3.5 (with respect to Seller Individuals), 3.7, 3.12, 3.14, 3.19, 3.21, 3.22, 3.26, 4.1, 4.2, 4.5, 4.7, 4.8
and 4.12. The Buyer agrees to use its reasonable efforts to collect amounts owed by a Seller Individual under Section 11.2(a) prior to availing itself of this
Section 11.2(c)(ii), and agrees to keep NDB (on behalf of the NDB Group) reasonably informed of such efforts. NDB (on behalf of the NDB Group) shall be subrogated to the rights of an Indemnified Party to the extent of any payment made to such Indemnified Party pursuant to this Section 11.2(c)(ii).

                  (d) The Buyer hereby agrees to indemnify each Seller, any Affiliate of such Seller, or their respective stockholders, partners, members, directors, officers, agents, employees and representatives (the "Seller Indemnitees") against and agrees to hold each of them harmless from any and all Damages reasonably and proximately incurred or suffered by any Seller Indemnitee arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by the Buyer pursuant to this Agreement.

                  SECTION 11.3. Procedures. The party seeking indemnification
                                ----------
under Section 11.2 (the "Indemnified Party") agrees to give prompt notice to the party against whom indemnity is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any suit, action or proceeding, or the existence of any liability, in respect of which indemnity may be sought under such Section. The failure by an Indemnified Party to so notify an Indemnifying Party will not relieve the Indemnifying Party of any indemnification responsibility under this Article X, except to the extent, if any, that such failure materially prejudices the ability of the Indemnifying Party to defend such claim, suit, action or proceeding (brought by a Person not a party to this Agreement). The Indemnifying Party may in its discretion participate in and control the defense, compromise or settlement of any such claim, suit, action or proceeding at its own expense. The Indemnified Party shall not settle any claim, litigation or proceeding without the consent of the Indemnifying Party, such consent not to be unreasonably withheld.

                  SECTION 11.4. Indemnification Limits; Notices to Seller Individuals.

                  (a) Notwithstanding any other provision of this Agreement, the Sellers' indemnification obligations under Section 9.6 and Section 11.2 shall on a cumulative basis be limited to an amount equal to the Purchase Price.

                  (b) Notwithstanding any other provision of this Agreement, each Seller's indemnification obligations under Section 9.6 and Section 11.2 shall on a cumulative basis be limited to that share of the Purchase Price received by it.

                  (c) Notwithstanding any other provision of this Agreement, the Sellers, collectively, shall have no obligation to make any payment under Sections 9.6 or 11.2 unless the aggregate amount to which all Buyer Indemnitees are entitled by reason of all claims under Sections 9.6 or 11.2 exceeds $50,000; provided, however, that the Sellers shall be obligated to make all payments
--------  -------
under Sections 9.6 and 11.2 to the extent the aggregate amount to which all Buyer Indemnitees are entitled by reason of all claims against the Sellers under
Section 9.6 and all claims under Section 11.2 exceeds $50,000.

                  (d) The RSF Group's indemnification obligations pursuant to
Section 9.6 and Section 11.2 shall on a cumulative basis be limited to $2,000,000; provided, however, that this Section 11.4(d) shall not be applicable to any indemnification obligations arising out of or relating to the representations and warranties contained in Section 4.5.

                  (e) Payments by Sellers pursuant to Section 9.6 and Section
11.2 shall be limited in the aggregate to the amount of any Damages and Buyer Tax Loss that remain after deducting therefrom any direct tax benefit to the Buyer and any insurance proceeds and any indemnity, contribution or other similar payment actually received by the Buyer from any third party with respect thereto.

                  (f) Except as otherwise provided in this Agreement, indemnification for obligations related to the tax matters is covered by Article IX.

                  (g) The Buyer hereby acknowledges and agrees that its exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement and the transactions contemplated hereby shall be pursuant to the indemnification provisions set forth in Articles IX and XI of this Agreement, except for equitable relief; provided, that nothing contained herein shall limit the right
                  --------
of any party to exercise or enforce (i) any right of contribution available under any law, rule or regulation from any other party; (ii) any rights under any other agreement entered into between the parties hereto, including, without limitation, the Promissory Notes and the letter agreements related thereto; or
(iii) any cause of action that may exist, not based upon breach of contract, for fraud.

                  (h) Any notices to be given to any Seller Individual may be given to the Members' Representative, on behalf of such Seller Individual.

                                  ARTICLE XII.

                                   TERMINATION

                  SECTION 12.1.  Grounds for Termination. This Agreement may be
                                 -----------------------
terminated at any time prior to the Closing:

                                    (i)  by mutual written agreement of NDB (on
                  behalf of the NDB Group), the Members' Representative and the Buyer;

                                    (ii) by any of NDB (on behalf of the NDB
                  Group), the Members' Representative or the Buyer if the Closing shall not have been consummated on or before July 15, 1999 (as such date may be extended for 30 days by the agreement of NDB (on behalf of the NDB Group), the Members' Representative and the Buyer);

                                    (iii) by any of NDB (on behalf of the NDB
                  Group), the Members' Representative or the Buyer if there shall be any law or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction;

                                    (iv) by the Buyer or NDB if NDB's board of
                  directors does not approve this Agreement by May 20, 1999; or

                                    (v) by NDB (on behalf of the NDB Group), the
                  Members' Representative or the Buyer if any condition to such party's obligations hereunder becomes incapable of fulfillment through no fault of such party and is not waived by such party.

The party desiring to terminate this Agreement shall give notice of such termination to each other party.

                  SECTION 12.2. Effect of Termination. If this Agreement is
                                ---------------------
terminated as permitted by Section 12.1, termination shall be without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other parties to this Agreement; provided, however, that if such termination shall result from the willful: (A)
--------  -------
failure of any party to fulfill a condition to the performance of the obligations of the other party, (B) failure to perform a covenant of this Agreement or (C) breach by any party hereto of any representation or warranty or agreement contained herein, such party shall be fully liable for any and all Damages incurred or suffered by the other party as a result of such failure or breach; provided, further, that a termination pursuant to 12.1(iv) shall be
        --------
deemed not to be a termination described in any of clause (A), (B) or (C) of this sentence. The provision of Section 14.3 shall survive any termination hereof pursuant to Section 12.1.

                                  ARTICLE XIII.

                             MEMBERS' REPRESENTATIVE

                  SECTION 13.1. Appointment; Acceptance. By executing this
                                -----------------------
Agreement, each Seller Individual hereby irrevocably constitutes and appoints Thomas J. McCabe, Esq., and his successors, acting as hereinafter provided, as its attorney-in-fact and agent in its name, place and stead in connection with the transactions and agreements contemplated by this Agreement (the "Members' Representative"), and acknowledges that such appointment is coupled with an interest. By executing and delivering this Agreement under the heading "Members' Representative," the person who is appointed as Members' Representative hereby
(i) accepts his appointment and authorization to act as Members' Representative as attorney-in-fact and agent on behalf of the Seller Individuals in accordance with the terms of this Agreement and (ii) agrees to perform its obligations hereunder, and otherwise comply with this Article XII.

                  SECTION 13.2.  Authority. Each Seller Individual fully and
                                 ---------
completely, without restriction:

                  (a) Authorizes the Members' Representative: (i) to prepare, finalize, approve and authorize all exhibits, schedules and other attachments to this Agreement and all other agreements and other documents delivered by the Seller Individual pursuant to this Agreement (the "Member Delivered Agreements") and such approval and authorization may be conclusively evidenced by the Members' Representative and (ii) to execute and deliver, and to accept delivery, on his behalf of such amendments as may be deemed by the Members' Representative in its sole discretion to be appropriate under the Member Delivered Agreements.

                  (b) Agrees to be bound by all notices received and agreements and determinations made by and documents executed and delivered by the Members' Representative under the Member Delivered Agreements.

                  (c) Authorizes the Members' Representative: (i) to dispute or to refrain from disputing and thereby accept any claim made by the Buyer under the Member Delivered Agreements; (ii) to negotiate and settle any dispute which may arise under, and exercise or refrain from exercising remedies available under the Member Delivered Agreements, to sign any releases or other documents with respect to such dispute or remedy; (iii) to waive any condition contained in the Member Delivered Agreements; (iv) to give any and all consents under the Member Delivered Agreements; and (v) to give such instructions and do such other things and refrain from doing such things as the Members' Representative shall deem appropriate to carry out the provisions of the Member Delivered Agreements.

                  (d) Authorizes and directs the Members' Representative to receive any and all payments made to the Seller Individuals under this Agreement, to invest such funds pending their disbursement in such manner as the Members' Representative in its sole discretion deems appropriate; and to disburse any payments due the Seller Individuals under this Agreement in accordance with their interest, after (i) payment of any attorneys', accountants' and brokers' and other fees and expenses incurred on behalf of the Seller Individuals in connection with the consummation of the transactions contemplated by this Agreement and (ii) withholding such amounts to pay costs and expenses relating to potential disputes arising with respect to indemnification or other obligations of the Seller Individuals under this Agreement.

                  SECTION 13.3. Actions. Each Seller Individual hereby expressly
                                -------
acknowledges and agrees that (i) the Members' Representative is exclusively authorized to act on its behalf, notwithstanding any dispute or disagreement among the Seller Individuals, (ii) the Buyer and any other person or entity shall be entitled to rely on any and all actions taken by the Members' Representative under this Agreement and the other Member Delivered Agreements without any liability to, or obligation to inquire of, any of the Seller Individuals. All notices, counternotices or other instruments or designations delivered by any Seller Individual or the Members' Representative shall not be effective unless, but shall be effective if, signed by the Members' Representative, and if not, such document shall have no force and effect whatsoever hereunder and the Buyer and any other person or entity may proceed without regard to any such document. The Buyer and any other person or entity are hereby expressly authorized to rely on the genuineness of the signature of the Members' Representative, and upon receipt of any writing which reasonably appears to have been signed by the Members' Representative, the Buyer and any other person or entity may act upon the same without any further duty of inquiries to the genuineness of the writing.

                  SECTION 13.4. Effectiveness. The authorization of the Members'
                                -------------
Representative shall be irrevocable and effective until its rights and obligations under this Agreement terminate by virtue of the termination of any and all of the obligations of the Seller Individuals to the Buyer under the Member Delivered Agreements.

                  SECTION 13.5. Indemnification; Fees and Expenses. The Seller
                                ----------------------------------
Individuals hereby jointly and severally agree (i) to indemnify and hold the Members' Representative harmless from any and all liability, loss, cost, damage or expense, including attorneys fees (reasonably incurred or suffered as a result of the performance of its duties under this Agreement), and (ii) that the Members' Representative shall not have any liability to the Seller Individuals for any act or omission hereunder, except for gross negligence or willful misconduct. The fees and expenses of the Members' Representative shall be paid by the Seller Individuals, and the Buyer shall have no liability with respect to such fees and expenses.

                  SECTION 13.6. Successor. If the Members' Representative
                                ---------
resigns or ceases to function in its capacity as such for any reason whatsoever, such Members' Representative shall immediately give notice to the other parties to this Agreement. In such event, the Seller Individuals may appoint a successor and give notice to the other parties to this Agreement; provided, however, that if for any reason the Seller Individuals do not appoint any successor within thirty (30) days after the Members' Representative resigns or otherwise ceases to function, then the Buyer shall have the right to petition a court of competent jurisdiction for the appointment of one or more successors.

                  SECTION 13.7. Survival of Authorizations. EACH SELLER
                                --------------------------
INDIVIDUAL INTENDS FOR THE AUTHORIZATIONS AND AGREEMENTS IN THE FOREGOING SECTIONS OF THIS ARTICLE XII TO REMAIN IN FORCE AND NOT BE AFFECTED IF SUCH SELLER INDIVIDUAL SUBSEQUENTLY BECOMES MENTALLY OR PHYSICALLY DISABLED OR INCOMPETENT, DOES HEREBY AUTHORIZE SUCH RECORDINGS AND FILINGS HEREOF AS A MEMBERS' REPRESENTATIVE MAY DEEM APPROPRIATE, AND DOES HEREBY DIRECT THAT NO FILING OF ACCOUNTS OR INVENTORIES OR POSTING OF A SURETY BOND SHALL BE REQUIRED.

                                  ARTICLE XIV.

                  SECTION 14.1.  Notices. All notices, requests and other
                                 -------
communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given:

              if to the Buyer, to:

                     Spear, Leeds & Kellogg Specialists LLC
                     120 Broadway
                     New York, NY 10271
                     Attention:  Carl H. Hewitt, Esq.
                     Fax:  212-433-7294

                     with a copy to:

                     Willkie Farr & Gallagher
                     787 Seventh Avenue
                     New York, NY  10019-6099
                     Attention:  Serge Benchetrit, Esq.
                     Fax:  212-728-8111

              if to NDB or SHD, to:

                     National Discount Brokers Group, Inc.
                     10 Exchange Place Centre
                     Jersey City, NJ  07302
                     Attention: President
                     Fax:  201-946-4510

                     with a copy to:

                     National Discount Brokers Group, Inc.
                     10 Exchange Place Centre
                     Jersey City, NJ  07302
                     Attention:   Frank E. Lawatsch, Esq.
                     Fax:  201-946-4510

              if to Stephen J. DiLascio, Gerard J. Dreyer, John F. Nicolosi, Philip J. Kopp III, James Emrich or David Green, to such Seller Individual at his address set forth on Schedule I hereto with a copy to:

                     McCabe & Flynn LLP
                     One Whitehall Street
                     Suite 1825
                     New York, NY  10004
                     Attention:  Thomas J. McCabe, Esq.
                     Fax:  212-248-2365

              if to Joseph A. Rodriguez, James F. Bowen, III or Robert L. Prosser, Sr., to such Seller Individual at his address set forth on Schedule I hereto with a copy to:

                     The Goldstein Law Group, P.C.
                     65 Broadway
                     New York, NY 10006
                     Attention: Sheldon E. Goldstein, Esq.

                     Fax:  212-809-4228

              if to Isidore Fields, to such Seller Individual at his address set forth on Schedule I hereto with a copy to:

                     Kelly Drye & Warren LLP
                     2 Stamford Plaza
                     281 Tresser Blvd.
                     Stamford, CT 06901
                     Attention: Richard G. Brodrick, Esq.
                     Fax:  203-327-2669

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

                  SECTION 14.2. Amendments and Waivers. (a) Any provision of
                                ----------------------
this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

                  (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  SECTION 14.3. Expenses. All costs and expenses incurred in
                                --------
connection with this Agreement shall be paid by the party incurring such cost or expense. Notwithstanding the foregoing, the Buyer and NDB shall each pay one half of any filing fees under the HSR Act.

                  SECTION 14.4. Successors and Assigns. The provisions of this
                                ----------------------
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign,
                                             --------
delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto except that the Buyer may transfer or assign, in whole or from time to time in part, to one or more of its Affiliates, the right to purchase all or a portion of the Interests, but no such transfer or assignment will relieve the Buyer of its obligations hereunder.

                  SECTION 14.5.  Governing Law. This Agreement shall be governed
                                 -------------
by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

                  SECTION 14.6. Counterparts; Third Party Beneficiaries. This
                                ---------------------------------------
Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

                  SECTION 14.7. Confidentiality. Each of the Sellers and the
                                ---------------
Buyer agrees to maintain in strict confidence any and all information each party learns or discovers about the other or its respective Affiliates during the course of the negotiation, execution and delivery of this Agreement. This
Section 14.7 shall not apply to any information that is, or could reasonably be, learned or discovered through any independent source that is not obligated to maintain such information as confidential. Except as required by law, none of the Sellers shall issue a press release, or make any other public disclosure, relating to this Agreement without the prior written consent of the Buyer (except for filing of this Agreement with the SEC and any disclosures hereof in filings with the SEC). Except as required by law, the Buyer shall not issue a press release, or make any other public disclosure, relating to this Agreement without the prior written consent of NDB.

                  SECTION 14.8. Entire Agreement. This Agreement constitutes the
                                ----------------
entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, among the parties with respect to the subject matter of this Agreement.

                  SECTION 14.9. Waiver of Rights. Each Seller and the Company
                                ----------------
hereby waives to the fullest extent permitted by law the following rights, requirements or restrictions under the Operating Agreement and laws of the State of Delaware solely with respect to the sale of Interests in the Company by this Agreement (i) the right to receive prior notice of such sale; (ii) the right to purchase any Interest; (iii) the requirement of any prior approval of the Company or any member of the Company or the Management Committee of the Company;
(iv) any restrictions on the transferability of Interests; or (v) any other right or restriction in Delaware law or in the Operating Agreement respecting the sale of Interests to the Buyer pursuant to this Agreement.

                  SECTION 14.10. Arbitration. Any controversy arising out of or
                                 -----------
relating to this Agreement shall be submitted to and settled by arbitration pursuant to the Constitution and Rules of Construction of the NYSE. All the parties hereto shall be conclusively bound by such arbitration.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                SPEAR, LEEDS & KELLOGG
                                  SPECIALISTS LLC

                                By:
                                   -----------------------------
                                     Name:
                                     Title:

                                NATIONAL DISCOUNT BROKERS
                                  GROUP, INC.

                                By:
                                   -----------------------------
                                     Name:
                                     Title:

                                SHD CORPORATION

                                By:
                                   -----------------------------
                                     Name:
                                     Title:

                                --------------------------------
                                STEPHEN J. DILASCIO

                                --------------------------------
                                GERARD J. DREYER

                                --------------------------------
                                JOHN F. NICOLOSI

                                --------------------------------
                                PHILIP J. KOPP, III

                                --------------------------------
                                JAMES C. EMRICH

                                --------------------------------
                                DAVID GREEN

                                --------------------------------
                                JOSEPH A. RODRIGUEZ

                                --------------------------------
                                JAMES F. BOWEN, III

                                --------------------------------
                                ISIDORE FIELDS

                                --------------------------------
                                ROBERT L. PROSSER, SR.

                                --------------------------------
                                CYNTHIA KELLOGG

                                --------------------------------
                                HARVEY SILVERMAN

                                --------------------------------
                                JOHN DUFFY

                                EQUITRADE PARTNERS, LLC
                                  (SOLELY WITH RESPECT TO
                                      SECTION 14.9)

                                By:
                                   -----------------------------
                                     Name:
                                     Title:

                                THE MEMBERS' REPRESENTATIVE,
                                   PURSUANT TO ARTICLE XIII
                                   HERETO

                                --------------------------------
                                THOMAS J. MCCABE